As filed with the Securities and Exchange Commission on February 3, 2022	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ACREAGE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	5900	98-1463868
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

450 Lexington Avenue, #3308 New York, New York 10163 United States (646) 600-9181
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James A. Doherty, Esq. 450 Lexington Avenue, #3308 New York, New York 10163 United States (646) 600-9181
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James A. Doherty Acreage Holdings, Inc. 450 Lexington Avenue, #3308 New York, New York 10163 United States (646) 600-9181	Jessica S Lochmann Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, WI 53202 United States (414) 297-5817

From time to time after the effective date of this registration statement
(Approximate date of commencement of proposed sale to public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act: ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion February 3, 2022

PROSPECTUS

ACREAGE HOLDINGS, INC.

$300,000,000

Fixed Shares

Floating Shares

Debt Securities

Warrants

Subscription Receipts

Rights

Units
4,259,633 Class E Subordinate Voting Shares Underlying Warrants (exercisable at $4.00) Previously Issued
1,825,556 Class D Subordinate Voting Shares Underlying Warrants (exercisable at $4.00) Previously Issued
17,980 Class E Subordinate Voting Shares
7,705 Class D Subordinate Voting Shares
1,556,929 Class E Subordinate Voting Shares Underlying Warrants (exercisable at $3.15) Previously Issued
697,666 Class D Subordinate Voting Shares Underlying Warrants (exercisable at $3.01) Previously Issued

We may offer and sell, from time to time, up to $300,000,000 aggregate initial offering price of our Class E subordinate voting shares, without par value (the “Fixed Shares”), Class D subordinate voting shares, without par value (the “Floating Shares”), debt securities which may or may not be converted into other securities (the “Debt Securities”), warrants to purchase Fixed Shares or Floating Shares (the “Warrants”), subscription receipts for Fixed Shares, Floating Shares or Warrants (the “Subscription Receipts”), rights to purchase Fixed Shares, Floating Shares or Warrants (the “Rights”) or any combination thereof (the “Units”), in one or more transactions under this Prospectus (the “Prospectus”).

We may also offer under this Prospectus any Fixed Shares or Floating Shares issuable upon the exercise of Warrants and any Fixed Shares, Floating Shares or other securities issuable upon the conversion of Subscription Receipts, Debt Securities Rights and Units. Collectively, the Fixed Shares, Floating Shares, Debt Securities, Warrants, Subscription Receipts, Rights, Units, Fixed Shares and Floating Shares issuable upon the exercise of Warrants or other securities issuable upon the conversion of Subscription Receipts, Rights, Debt Securities and Units are referred to as the “Securities.”

This Prospectus provides you with a general description of the Securities that we may offer. Each time we offer Securities, we will provide you with a prospectus supplement (the “Prospectus Supplement”) that describes specific information about the particular Securities being offered and may add, update or change information contained in this Prospectus. You should read both this Prospectus and the Prospectus Supplement, together with any additional information which is incorporated by reference into this Prospectus and the Prospectus Supplement. This Prospectus may not be used to offer or sell securities without the Prospectus Supplement which includes a description of the method and terms of that offering.

We may sell the Securities on a continuous or delayed basis to or through underwriters or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents. See “Plan of Distribution”. The Prospectus Supplement, which we will provide to you each time we offer Securities, will set forth the names of any underwriters, dealers or agents involved in the offering and sale of the Securities, any applicable fee, commission or discount arrangements with them, the method of distribution of the Securities, the initial issue price (in the event that the offering is a fixed price distribution), the proceeds that we will, or expects to receive and any other material terms of the plan of distribution. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this Prospectus.

This Prospectus also relates to the resale of the Fixed Shares and the Floating Shares as set out herein, including by the security holders named herein (the “February Warrant Selling Security Holders”) of 4,259,633 Fixed Shares issuable upon the exercise of warrants previously issued by us in February 2020, with an exercise price of $4.00 per Fixed Share, subject to adjustment, and which expire five years after their issuance (the “February Fixed Warrants”) and to 1,825,556 Class D Floating Shares, issuable upon the exercise of warrants previously issued by us in February 2020, with an exercise price of $4.00 per Floating Share, subject to adjustment, and which expire five years after their issuance (the “February Floating Warrants” and together with the February Fixed Warrants, the “February Warrants”).

This Prospectus also relates to the resale by Pilgrim Foresight Fund, LLC (“Pilgrim” or the “Commitment Shares Selling Security Holder”) of 17,980 Fixed Shares and 7,705 Floating Shares issued during two transactions completed in 2020 and further described below.

In addition, this Prospectus relates to the resale by the security holders named herein (the “November Warrant Selling Security Holders” and together with the February Warrant Selling Security Holders and the Commitment Shares Selling Security Holder, the “Selling Security Holders”) of 1,556,929 Fixed Shares, issuable upon the exercise of warrants previously issued by us in November 2020, with an exercise price of $3.15 per Fixed Share, subject to adjustment, and which expire four years after their issuance (the “November Fixed Warrants”) and 697,666 Floating Shares, issuable upon the exercise of warrants previously issued by us in November 2020, with an exercise price of $3.01 per Floating Share, subject to adjustment, and which expire four years after their issuance (the “November Floating Warrants” and together with the November Fixed Warrants, the “November Warrants” and the November Warrants along with the February Warrants, the “Existing Warrants”).

The Fixed Shares are currently listed on the Canadian Securities Exchange (the “CSE”) under the trading symbol “ACRG.A.U”, quoted on the OTCQX® Best Market by OTC Markets Group (“OTCQX”) under the trading symbol “ACRHF”, and traded on the Frankfurt Stock Exchange (“FRA”) under the trading symbol “0VZ1”. The Floating Shares are currently listed on the CSE under the trading symbol “ACRG.B.U”, quoted on the OTCQX under the trading symbol “ACRDF”, and traded on the FRA under the trading symbol “0VZ2”. On February 1, 2022, the last reported sale price of the Fixed Shares on the OTCQX was $1.71 per Fixed Share and on the CSE was $1.70 per Fixed Share. On February 1, 2022, the last reported sale price of the Floating Shares on the OTCQX was $1.50 per Floating Share and on the CSE was $1.48 per Floating Share.

Investing in the Securities involves significant risks. Readers should carefully review and evaluate the risk factors contained in this Prospectus, the applicable Prospectus Supplement and in the documents incorporated by reference herein before purchasing any Securities.  See “Risk Factors” on page 11 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein.

Neither the Fixed Shares or Floating Shares, nor any other Securities, have been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS , 2022.

ABOUT THIS PROSPECTUS

This Prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the Securities described in this Prospectus in one or more offerings up to a total dollar amount of an initial aggregate offering price of $300,000,000. This Prospectus provides you with a general description of the Securities that we may offer. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in a Prospectus Supplement and may include, where applicable: (i) in the case of Fixed Shares, the number of Fixed Shares offered, the offering price and any other specific terms of the offering; (ii) in the case of Floating Shares, the number of Floating Shares offered, the offering price and any other specific terms of the offering; (iii) in the case of Debt Securities, the specific designation of the Debt Securities, the price at which the Debt Securities will be offered, the maturity date of the Debt Securities, the rate at which such Debt Securities will bear interest, the terms and conditions upon which the Debt Securities may be redeemed, repaid or purchased and the terms and conditions for any conversion or exchange of the Debt Securities for any other securities; (iv) in the case of Warrants, the number of Warrants being offered, the offering price, the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and any procedures that will result in the adjustment of those numbers, the exercise price, the dates and periods of exercise, whether the Warrants are being offered for cash, and any other terms specific to the Warrants offered; (v) in the case of Subscription Receipts, the designation, number and terms of Securities receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of Subscription Receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the Subscription Receipts, terms for the refund of all or a portion of the purchase price for Subscription Receipts in the event the release conditions are not met and any other specific terms; (vi) in the case of Rights, description and type of Rights being offered, the offering price and the terms thereof; and (vii) in the case of Units, the designation, number and terms of the Securities comprising the Units, whether the Units are being offered for cash, and any other terms specific to the Units offered. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus.

In connection with any offering of the Securities other than an “at-the-market distribution”, unless otherwise specified in a Prospectus Supplement, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

This Prospectus also relates to the resale by the February Warrant Selling Security Holders named herein of 4,259,633 Fixed Shares, issuable upon the exercise of the February Fixed Warrants and 1,825,556 Floating Shares, issuable upon the exercise of the February Floating Warrants.

In addition, this Prospectus relates to the resale by the Commitment Shares Selling Security Holders named herein of 17,980 Fixed Shares and 7,705 Floating Shares issued during two transactions completed in 2020 and further described below.

Also, this Prospectus relates to the resale by the November Warrant Selling Security Holders named herein of 1,556,929 Fixed Shares, issuable upon the exercise of the November Fixed Warrants and to 697,666 Floating Shares, issuable upon the exercise of the November Floating Warrants.

Under this Registration Statement on Form S-3, the Selling Security Holders may sell from time to time in one or more offerings the Fixed Shares or Floating Shares issued upon exercise of the Existing Warrants, as further described in this Prospectus. Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the document filed. You should review the complete document to evaluate these statements.

You should carefully read this Prospectus and any free writing prospectus that we have authorized before making an investment decision. You should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement or any free writing prospectus that we have authorized in connection with an investment in the Securities. We have not authorized any other person to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it.

The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law. This Prospectus is not an offer to sell any Securities and it is not soliciting an offer to buy these Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.

You should not assume that the information in this Prospectus or any Prospectus Supplement is accurate as of any date other than the date on the front of each such document and that information contained in any document incorporated by reference is accurate only as of the date of that document unless specified otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

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The information contained in this Prospectus or any Prospectus Supplement, free writing prospectus that we have authorized or documents incorporated by reference herein or therein are accurate only as of their respective dates, regardless of the time of delivery of this Prospectus or any Prospectus Supplement or of any sale of our Securities. Our business, financial condition, results of operations and prospects may have changed since that date.

In this Prospectus, unless the context otherwise indicates, the terms “Acreage,” the “Company,” “Registrant,” “we,” “our” and “us” or similar terms refer to Acreage Holdings, Inc., including our Subsidiaries. Any references in this Prospectus to our financial statements include, unless the context indicates otherwise, the related notes.

Please carefully read both this Prospectus and any Prospectus Supplement together with the documents incorporated herein and therein by reference under “Documents Incorporated by Reference”, any free writing prospectus and the additional information described below under “Where You Can Find More Information.”

References in this Prospectus to “$” are to United States dollars. Canadian dollars are indicated by the symbol “C$”.

Owning securities may subject you to tax consequences both in Canada and the United States. This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully. You should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstance.

Market and Industry Data

Unless otherwise indicated, market data and industry forecasts contained in this Prospectus and any applicable Prospectus Supplement is based on industry publications, various publicly available sources and reports purchased by us as well as from our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. We believe that the industry data is accurate and that its estimates and assumptions based thereon are reasonable, but there is no assurance as to the accuracy or completeness of this data. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there is no assurance as to the accuracy or completeness of included information. Although the data is believed to be reliable, we have not independently verified any of the information from third-party sources nor have we ascertained the validity or accuracy of the underlying economic assumptions relied upon therein. We also receive data from publicly reported information at the state level and sell-side research firms.

Actual outcomes may vary materially from those forecast in the reports or publications referred to herein, and the prospect for material variation can be expected to increase as the length of the forecast period increases. Although we believe that the sources relied upon are generally reliable, the accuracy and completeness of such information is not guaranteed and has not been independently verified. In addition, projections, assumptions and estimates of our future performance or the future performance of the industry and markets in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in this Prospectus, any applicable Prospectus Supplement and the documents incorporated by reference herein or therein.

Trademarks and Trade Names

This Prospectus, any applicable Prospectus Supplement and the documents incorporated herein by reference include references to our trademarks, including, without limitation, Acreage’s wordmark and square with bars, bands and lines service mark on the face page of this Prospectus, which are protected under applicable intellectual property laws and are our property. Our trademarks and trade names referred to in this Prospectus, any applicable Prospectus Supplement and the documents incorporated herein by reference may appear without the ® or ™ symbol, but references to our trademarks and trade names in the absence of such symbols are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. All other trademarks and trade names used in this Prospectus, any applicable Prospectus Supplement or in documents incorporated herein by reference are the property of their respective owners.

Cautionary Note Regarding Non-GAAP Financial Measures

From time to time we may use certain non-GAAP performance metrics in documents incorporated by reference herein and therein, to evaluate our actual operating performance and for planning and forecasting future periods. We believe that the non-GAAP measures presented provide relevant and useful information for investors because they clarify actual operating performance, make it easier to compare results with those of other companies and allow investors to review performance in the same way as management. Since these measures are not calculated in accordance with generally accepted in the United States of America (“GAAP”), they should not be considered in isolation of, or as a substitute for, net loss or any other measure defined under GAAP as indicators of the Company’s performance, and they may not be comparable to similarly-named measures from other companies.

Currency Presentation

Unless the context otherwise requires, all references to “$”, “US$” and “dollars” in this Prospectus refer to United States dollars.

SUMMARY

The Company

Acreage Holdings, Inc. (“Acreage”, “we”, “us”, “our” or the “Company”) is a vertically integrated, multi-state operator in the U.S. cannabis industry. Our operations include (i) cultivating cannabis plants, (ii) manufacturing branded consumer products, (iii) distributing cannabis flower and manufactured products, and (iv) retailing high-quality, effective and dosable cannabis products to consumers. We appeal to medical and adult recreational use (“adult-use”) customers through brand strategies intended to build trust and loyalty.

We are a British Columbia company that began trading on the Canadian Securities Exchange on November 15, 2018, following the completion of the reverse takeover transaction (the “RTO”) between us and High Street Capital Partners, LLC (“High Street”), which is an indirect subsidiary of ours, on November 14, 2018. We were originally incorporated under the Business Corporations Act (Ontario) on July 12, 1989 as Applied Inventions Management Inc. On August 29, 2014, we changed our name to Applied Inventions Management Corp. We redomiciled from Ontario into British Columbia and changed our name to Acreage Holdings, Inc. on November 9, 2018.

Kevin Murphy, our Chairman, began investing in the cannabis space in 2011 with minority investments in dispensaries located in medical-use states on the east coast of the United States. High Street was founded by Mr. Murphy in April 2014 to invest in the burgeoning U.S. regulated cannabis market and, until April 2018, was an investment holding company and engaged in the business of investing in cannabis companies. As part of the formation of High Street in 2014, Mr. Murphy contributed his cannabis related investment portfolio valued at approximately $14 million to High Street in exchange for 20,000,000 Class B membership units of High Street.

We and High Street have invested in geographically diverse licensed entities that operate in both the adult-use and medical-use authorized U.S. states. The companies and other entities in which we and High Street have a direct or indirect ownership interest (collectively, the “Subsidiaries”) focus on all aspects of the state regulated cannabis industry. As a result of its experience investing in the industry, and, in many cases, active involvement with the Subsidiaries, High Street’s management gained significant experience in cultivation, processing and dispensing of cannabis and cannabis infused products.

From inception until April 2018, when High Street began the process of converting its minority investments in many of the Subsidiaries into controlling interests, the principal business activity of High Street was to provide debt and equity capital to existing cannabis license holders, cannabis license applicants and related management companies which are party to financing and consulting services agreements with High Street-owned entities in certain U.S. states where medical-use and/or adult-use of cannabis is legal. Such investments included straight debt securities (secured or unsecured), convertible debt instruments and/or common or preferred equity securities issued by the Subsidiaries. As an investor in these Subsidiaries, High Street was generally entitled to hold board seats and played an advisory role in the management and operations of such Subsidiaries, which afforded High Street the opportunity to build its institutional knowledge in the cannabis space. Additionally, being an investor in the Subsidiaries provided High Street with the ability to develop a vertically-integrated U.S. cannabis market participant with one of the largest footprints in the industry at the time.

High Street is a Delaware limited liability company, or LLC, rather than a corporation. Unlike a corporation, generally all profits and losses of the business carried on by an LLC “pass through” to each member of the LLC. LLC members report their respective shares of such profits and losses on their U.S. federal tax returns. Membership equity interests in High Street are represented by units.

Since 2018, we have been, and continue to be, committed to providing access to cannabis’ beneficial properties by creating high quality products and consumer experiences.

Strategy and the Acreage Operations Footprint

As of the date of this Prospectus, Acreage owns and operates cannabis businesses or has management or consulting services or other agreements to assist in operations in place with licensed operators in 11 states. Through its subsidiaries, Acreage is engaged in, or has management or consulting services agreements in place with license holders to assist in the manufacture, possession, sale or distribution of cannabis in the adult-use or medical cannabis marketplace in California, Connecticut, Illinois, Maine, Massachusetts, New Hampshire, New Jersey, New York, Ohio, Oregon and Pennsylvania.

During 2020 as part of an overall strategic plan to focus on key, profitable operations we decided to continue to develop operations in the following nine core states of Connecticut, Maine, Massachusetts, New Hampshire, New York, New Jersey, Pennsylvania, Illinois and Ohio. We expect this shift in focus to lead to margin improvements and accelerate our pathway to achieve positive returns.

Acreage is dedicated to unlocking the transformational power of cannabis to heal and change the world in order to achieve its full potential in helping all people live better lives. Our mission is to champion and provide access to cannabis’ beneficial properties by creating the highest quality medical and adult-use products and consumer experiences. Our operational strategy to deliver on our vision and mission revolves around four primary areas of focus: (1) cultivation; (2) retail; (3) processing/manufacturing and (4) wholesale. While we focus on these four areas, we have determined that we have just one reportable business segment: the production and sale of cannabis products.

Amended Arrangement with Canopy Growth Corporation

On June 24, 2020, we entered into a proposal agreement (the “Proposal Agreement”) with Canopy Growth Corporation (“Canopy Growth”) which set out, among other things, the terms and conditions upon which us and Canopy Growth were proposing to enter into an amending agreement (the “Amending Agreement”) which, among other things, provided for certain amendments to the arrangement agreement entered into with Canopy Growth dated April 18, 2019, as amended on May 15, 2019 (the “Original Arrangement Agreement” and, as further amended on September 23, 2020, the “Arrangement Agreement”) and the amendment and restatement of the plan of arrangement implemented by us on June 24, 2019 ((the “Amended Plan of Arrangement”) to implement the arrangement contemplated in the Arrangement Agreement (the “Amended Arrangement”) pursuant to the Business Corporations Act (British Columbia) (“BCBCA”). The effectiveness of the Amending Agreement and the implementation of the Amended Plan of Arrangement was subject to the conditions set out in the Proposal Agreement, which included, among others, approval by: (i) the Supreme Court of British Columbia (the “Court”) at a hearing upon the procedural and substantive fairness of the terms and conditions of the Amended Arrangement; and (ii) our shareholders, as required by applicable corporate and securities laws.

The Amended Arrangement was approved by our shareholders at our special meeting held on September 16, 2020 and a final order approving the Amended Arrangement was obtained from the Court on September 18, 2020.

Following the satisfaction of various conditions set forth in the Proposal Agreement, on September 23, 2020, we entered into the Arrangement Agreement with Canopy Growth and implemented the Amended Plan of Arrangement effective at 12:01 a.m. (Vancouver time) (the “Amendment Time”) on September 23, 2020 (the “Amendment Date”).

Pursuant to the Amended Plan of Arrangement, among other things, Canopy Growth made a cash payment of $37,500,024 (the “Aggregate Amendment Option Payment”), which was delivered to our shareholders and certain holders of securities convertible or exchangeable into our shares. Holders of our then outstanding Class A subordinate voting shares (the “SVS”), Class B proportionate voting shares (the “PVS”), Class C multiple voting shares (the “MVS”), and certain other parties, received approximately $0.30 per SVS, being their pro rata portion (on an as-converted to SVS basis) of the Aggregate Amendment Option Payment, based on the number of our outstanding shares and certain holders of securities convertible or exchangeable into our shares, as of the close of business on September 22, 2020, the record date for payment of the Aggregate Amendment Option Payment. The Aggregate Amendment Option Payment was distributed to such holders of record on or about September 25, 2020.

Upon implementation of the Amended Plan of Arrangement, our articles were amended to, among other things, create three new classes of shares in our authorized share structure, being Fixed Shares, Floating Shares and Class F multiple voting shares (the “Fixed Multiple Shares”), and, in connection with such amendment, we completed a capital reorganization (the “Capital Reorganization”) effective as of the Amendment Time whereby: (i) each then outstanding SVS was exchanged for 0.7 of a Fixed Share and 0.3 of a Floating Share; (ii) each then outstanding PVS was exchanged for 28 Fixed Shares and 12 Floating Shares; and (iii) each then outstanding MVS was exchanged for 0.7 of a Fixed Multiple Share and 0.3 of a Floating Share.

At the Amendment Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each option, restricted share unit, compensation option and warrant to acquire SVS that was outstanding immediately prior to the Amendment Time was exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire Fixed Shares (a “Fixed Share Replacement Security”) and a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire Floating Shares (a “Floating Share Replacement Security”) in order to account for the Capital Reorganization.

As a condition to implementation of the Amended Arrangement, an affiliate of Canopy Growth advanced the first tranche of $50,000,000 of a loan of up to $100,000,000 (the “Hempco Loan”) to Universal Hemp, LLC, an affiliate of the Company that operates solely in the hemp industry in full compliance with all applicable laws (“Universal Hemp”) pursuant to a secured debenture (the “Debenture”) bearing interest at a rate of 6.1% per annum and maturing 10 years from the date thereof. All interest payments made pursuant to the Debenture are payable in cash by Universal Hemp. The Debenture is not convertible and is not guaranteed by Acreage.. A further $50,000,000 advance will be made available upon satisfaction of specified conditions precedent. In accordance with the terms of the Debenture, the funds cannot be used, directly or indirectly, in connection with or for any cannabis or cannabis-related operations in the United States, unless and until such operations comply with all applicable laws of the United States. For more information about the Hempco Loan please see Note 10 of our annual report on Form 10-K for the year ended December 31, 2020 and Note 14 to our quarterly report on Form 10-Q for the quarter ended September 30, 2021.

Pursuant to the Amended Plan of Arrangement, upon the occurrence, or waiver (at the discretion of Canopy Growth), of a change in federal laws in the United States to permit the general cultivation, distribution and possession of marijuana (as defined in the relevant legislation) or to remove the regulation of such activities from the federal laws of the United States (the “Triggering Event” and the date on which the Triggering Event occurs, the “Triggering Event Date”), Canopy Growth, will, subject to the satisfaction or waiver of certain closing conditions set out in the Arrangement Agreement: (i) acquire all of the issued and outstanding Fixed Shares (following the mandatory conversion of the Fixed Multiple Shares into Fixed Shares) on the basis of 0.3048 (the “Fixed Exchange Ratio”) of a common share of Canopy Growth (each, a “Canopy Growth Share”) for each Fixed Share held at the time of the acquisition of the Fixed Shares (the “Acquisition Time”), subject to adjustment in accordance with the terms of the Amended Plan of Arrangement (the “Canopy Call Option”); and (ii) have the right (but not the obligation) (the “Floating Call Option”), exercisable for a period of 30 days following the Triggering Event Date to acquire all of the issued and outstanding Floating Shares. Upon exercise of the Floating Call Option, Canopy Growth may acquire the Floating Shares for cash or for Canopy Shares or a combination thereof, in Canopy Growth’s sole discretion. If paid in cash, the price per Floating Share shall be equal to the volume-weighted average trading price of the Floating Shares on the CSE (or other recognized stock exchange on which the Floating Shares are primarily traded as determined by volume) for the 30 trading day period prior to the exercise (or deemed exercise) of the Canopy Call Option, subject to a minimum amount of $6.41 (the “Floating Cash Consideration”). If paid in Canopy Shares, each Floating Share will be exchanged for a number of Canopy Growth Shares equal to (i) the volume-weighted average trading price of the Floating Shares on the CSE (or other recognized stock exchange on which the Floating Shares are primarily traded as determined by volume) for the 30 trading day period prior to the exercise (or deemed exercise) of the Canopy Call Option, subject to a minimum amount of $6.41, divided by (ii) the volume-weighted average trading price (expressed in US$) of the Canopy Growth Shares on the New York Stock Exchange (the “NYSE”) (or such other recognized stock exchange on which the Canopy Growth Shares are primarily traded if not then traded on the NYSE) for the 30 trading day period immediately prior to the exercise (or deemed exercise) of the Canopy Call Option (the “Floating Ratio”). The Floating Ratio is subject to adjustment in accordance with the Amended Plan of Arrangement if Acreage issues greater than the permitted number of Floating Shares prior to the Acquisition Date. No fractional Canopy Shares will be issued pursuant to the Amended Plan of Arrangement. The Floating Call Option cannot be exercised unless the Canopy Call Option is exercised (or deemed to be exercised). The closing of the acquisition of the Floating Shares pursuant to the Floating Call Option, if exercised, will take place concurrently with the closing of the acquisition of the Fixed Shares (the “Acquisition”) pursuant to the Canopy Call Option, if exercised. The Canopy Call Option and the Floating Call Option will expire 10 years from the Amendment Time.

At the Acquisition Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each Fixed Share Replacement Security will be exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire from Canopy Growth such number of Canopy Growth Shares as is equal to: (i) the number of Fixed Shares that were issuable upon exercise of such Fixed Share Replacement Security immediately prior to the Acquisition Time, multiplied by (ii) the Fixed Exchange Ratio in effect immediately prior to the Acquisition Time (provided that if the foregoing would result in the issuance of a fraction of a Canopy Growth Share, then the number of Canopy Growth Shares to be issued will be rounded down to the nearest whole number).

In the event that the Floating Call Option is exercised and Canopy Growth acquires the Floating Shares at the Acquisition Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each Floating Share Replacement Security will be exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire from Canopy Growth such number of Canopy Shares as is equal to: (i) the number of Floating Shares that were issuable upon exercise of such Floating Share Replacement Security immediately prior to the Acquisition Time, multiplied by (ii) the Floating Ratio (provided that if the foregoing would result in the issuance of a fraction of a Canopy Growth Share, then the number of Canopy Growth Shares to be issued will be rounded down to the nearest whole number).

In the event that Floating Call Option is exercised, and Canopy Growth acquires the Floating Shares at the Acquisition Time, we will be a wholly-owned subsidiary of Canopy Growth. If Canopy Growth completes the Acquisition of the Fixed Shares but does not acquire the Floating Shares, the Floating Call Option will terminate, and the Floating Shares shall remain outstanding. In such event, the Amending Agreement provides for, among other things: (i) various Canopy Growth rights that extend beyond the Acquisition Date and continue until Canopy Growth the date (the “End Date”) Canopy Growth ceases to hold at least 35% of the issued and outstanding Acreage shares. These include, among other things, rights to nominate a majority of Acreage’s Board of Directors (the “Board”) following the Acquisition Time, and restrictions on Acreage’s ability to incur certain indebtedness without Canopy Growth’s consent

The Amending Agreement also provides that Acreage may issue a maximum of 32,700,000 shares (or convertible securities in proportion to the foregoing), which will include (i) 3,700,000 Floating Shares which are to be issued solely in connection with the exercise of stock options granted to Acreage management (the “Option Shares”); (ii) 8,700,000 Floating Shares other than the Option Shares; and (iii) 20,300,000 Fixed Shares, without a revision to the Fixed Exchange Ratio. Notwithstanding the foregoing, the Amending Agreement provides that Acreage may not issue any equity securities, without Canopy Growth’s prior consent, other than: (i) upon the exercise or conversion of convertible securities outstanding as of the Amendment Date; (ii) contractual commitments existing as of the Amendment Date; (iii) the Option Shares; (iv) the issuance of up to $3.0 million worth of Fixed Shares pursuant to an at-the-market offering to be completed no more than four times during any one-year period; (v) the issuance of up to 500,000 Fixed Shares in connection with debt financing transactions that are otherwise in compliance with the terms of the Arrangement Agreement, as amended by the Amending Agreement; or (vi) pursuant to one private placement or public offering of securities during any one-year period for aggregate gross proceeds of up to $20.0 million, subject to specific limitations as set out in the Amending Agreement.

For more information, please refer to the Amending Agreement included as an exhibit to this Registration Statement.

Pursuant to the Amending Agreement, Acreage agreed to submit an Approved Business Plan to Canopy Growth on a quarterly basis that complies with certain specified criteria, including a business plan for the fiscal years ending December 31, 2020 through December 31, 2029 attached as a Schedule to the Proposal Agreement (the “Initial Business Plan”). The Initial Business Plan contains annual revenue and earnings targets for each of Acreage’s fiscal years ending on December 31, 2020 to December 31, 2029, as outlined below:

Fiscal Year Ending	Pro-Forma Net Revenue Target (in US$000’s)	Consolidated Adj. EBITDA Target (in US$000’s)
2020	166,174	(22,499)
2021	253,296	36,720
2022	289,528	53,222
2023	375,274	102,799
2024	558,599	166,744
2025	641,047	190,385
2026	740,194	218,108
2027	848,498	244,402
2028	973,402	273,434
2029	1,120,177	305,840

A number of factors may cause Acreage to fail to meet the Pro-Forma Net Revenue Targets or the Consolidated Adj. EBITDA Targets set forth in the Initial Business Plan and outlined above. See “Risk Factors”.

In the event that Acreage has not satisfied: (i) 90% of the Pro-Forma Net Revenue Target or the Consolidated Adj. EBITDA Target set forth in the Initial Business Plan, measured on a quarterly basis, an Interim Failure to Perform will occur and the Austerity Measures shall become applicable. The Austerity Measures include, among other things:

(a)	restrictions on Acreage’s ability to issue shares (or securities convertible into shares) other than:

(i)       upon the exercise or conversion of convertible securities outstanding as such date; and

(ii)     contractual commitments existing as of the;

(b)	prohibitions on entering into any contract in respect of Company Debt, other than in respect of trade payables or similar obligations incurred in the ordinary course;

(c)	granting any options to acquire Fixed Shares or Floating Shares;

(d)	making payments of fees owed to the Board;

(e)	making short-term incentive or bonus payments to any Acreage employee;

(f)	entering into any contract with respect to the disposition of any assets other than inventory in the ordinary course;

(g)	entering into any contract with respect to any business combination, merger or acquisition of assets, other than assets acquired in the ordinary course;

(h)	making any new capital investments or incurring any new capital expenditures; and

(i)	increasing the number of Acreage employees that have a base salary of $150,000 or more or more than five full time employees that would be included in corporate overhead expenditures.

The Austerity Measures provide significant restrictions on Acreage’s ability to take certain actions otherwise permitted by the Amended Arrangement Agreement; (ii) 80% of the Pro-Forma Net Revenue Target or the Consolidated Adj. EBITDA Target set forth in the Initial Business Plan, as determined on an annual basis (commencing in respect of the fiscal year ending December 31, 2021), a Material Failure to Perform will occur and (a) certain restrictive covenants applicable to Canopy Growth under the Amended Arrangement Agreement will cease to apply in order to permit Canopy Growth to acquire, or conditionally acquire, a competitor of the Company in the United States should it wish to do so, and (b) an event of default under the Debenture will likely occur resulting in the Hempco Loan becoming immediately due and payable; and (iii) 60% of the Pro-Forma Net Revenue Target or the Consolidated Adj. EBITDA Target set forth in the Initial Business Plan for the trailing 12 month period ending on the date that is 30 days prior to the proposed Acquisition Time, a Failure to Perform shall occur and a material adverse impact will be deemed to have occurred for purposes of Section 6.2(2)(h) of the Arrangement Agreement and Canopy Growth will not be required to complete the Acquisition of the Fixed Shares pursuant to the Canopy Call Option.

Recent Developments

$150.0 Million Credit facility

On December 16, 2021, we announced the closing of a $150.0 million credit facility (the “Credit Facility”) with AFC Gamma, Inc. (NASDAQ:AFCG) (“AFC Gamma”) and Viridescent Realty Trust, Inc. (“Viridescent”), an entity controlled by our Chairman. Under the terms of the Credit Facility, $100.0 million is available for immediate use and a further $50.0 million is available in future periods under a committed accordion option once certain, predetermined milestones are achieved. Acreage intends to use the proceeds of the Credit Facility to fund expansion initiatives, repay existing debt and provide additional working capital. The Credit Facility will bear interest at 9.75% per annum, payable monthly in arrears, with a maturity date of January 1, 2026.

AFC Gamma has committed $60 million (with an additional $10 million syndicated to an affiliate) of the $100 million available for immediate use under the Credit Facility and $30 million will be held by co-agent Viridescent. The loan is secured by first-lien mortgages on Acreage’s wholly owned real estate and other commercial security interests. AFC Agent LLC served as Administrative Agent for the transaction.

In connection with the closing of the Credit Facility, Acreage amended the terms of its subsidiary’s $33 million credit facility (“Amendment No. 1”) previously announced on September 29, 2020 to: (i) extend the maturity date thereof from September 28, 2023 to April 1, 2026, and (ii) provide that interest accrued on or after December 1, 2022 may, at the borrower’s election, be paid in kind and added to the principal amount of the loan to be paid when the loan becomes due and payable or is repaid.

A copy of the Credit Facility, Amendment No. 1 and the press release issued by Acreage to announce the entry into the Credit Facility are incorporated by reference herein.

The Securities Offered under this Prospectus

We may offer the Fixed Shares, Floating Shares, Debt Securities, Warrants, Subscription Receipts, Rights or Units with a total value of up to $300,000,000 from time to time under this Prospectus, together with any applicable Prospectus Supplement and related free writing prospectus, if any, at prices and on terms to be determined by market conditions at the time of offering. This Prospectus provides you with a general description of the Securities we may offer. Each time we offer Securities, we will provide a Prospectus Supplement that will describe the specific amounts, prices and other important terms of the Securities, including, to the extent applicable:

•	aggregate offering price;
•	the number of the Fixed Shares or Floating Shares, as applicable, issuable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms;
•	the number of the Fixed Shares or Floating Shares, as applicable, issuable upon conversion of any convertible Debt Securities, any procedures that will result in the adjustment of those numbers, the conversion price, dates and periods of conversion, and the currency or the currency unit in which the conversion price must be paid and any other specific terms;
•	rates and times of payment of interest or dividends, if any;
•	redemption, conversion, exchange or sinking funds terms, if any;
•	rank and security, if any;
•	conversion or exchange prices or rates, if any, and if applicable, any provision for changes or adjustment in the conversion or exchange prices or rates in the Securities or other property receivable upon conversion or exchange;
•	restrictive covenants, if any;
•	voting or other rights, if any; and
•	important United States and Canadian federal income tax considerations.

A Prospectus Supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this Prospectus or in documents we have incorporated by reference. However, no Prospectus Supplement or free writing prospectus will offer a security that is not registered and described in this Prospectus at the time of the effectiveness of the registration statement of which this Prospectus is a part.

We may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which we will provide to you each time we offer Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them.

In addition, the Selling Securityholders may sell in one or more offerings pursuant to this prospectus our Fixed Shares and Floating Shares issuable to the Selling Security Holders upon conversion of some or all of the Warrants and Loan issued in the transactions described below.

A.	Warrants Issued in February 2020

On February 10, 2020, we closed an offering made pursuant to an agency agreement dated February 10, 2020 between us and Canaccord Genuity Corp. (the “February 2020 Offering”). The February 2020 Offering consisted of (i) 6,085,192 special warrants (the “Special Warrants”) and (ii) up to 4,056,795 units issuable upon the exercise of an option granted to the lead purchaser (“Additional Units”). The Special Warrants were automatically converted into units (“Initial Units”) each comprised of one SVS and one SVS purchase warrant (each, an “Initial Warrant”). Each Additional Unit is comprised of one SVS and one SVS purchase warrant.

In connection with the Amended Arrangement, we and the Warrant Agent entered into the Supplemental Indenture to amend the Warrant Indenture. In accordance with the Supplemental Indenture, each outstanding Warrant at the Amendment Time, of which there were 6,085,192, was exchanged for: (i) 0.7 of a Fixed Warrant; and (ii) 0.3 of a Floating Warrant. Upon completion of the Amended Arrangement, there were 4,259,633 Fixed Warrants and 1,825,556 Floating Warrants outstanding, each having an exercise price of $4.00.

This Prospectus registers the resale the Fixed Shares and Floating Shares now underlying the February Warrants offered as part of the February 2020 Offering.

B.	Loan Transaction

On February 7, 2020, we entered into a credit agreement (the “February Credit Agreement”) through our subsidiary, HSCP CN Holdings ULC (the “Borrower”), by and among the Borrower, Acreage Finance Delaware, LLC (the “Guarantor”), and the institutional lender party thereto and its administrative agent.

The February Credit Agreement provides for a secured credit facility in the amount of up to $100.0 million, which may be drawn down on by the Borrower in three tranches, maturing on the date that is two years from the date the first tranche is drawn down on. The obligations under the February Credit Agreement are guaranteed by the Guarantor, and secured by a first priority lien (the “Security Interest”) over $50.0 million in cash deposited in a bank account by us (the “Restricted Account”).

In order to fund the Restricted Account, on March 6, 2020, our subsidiary, the IP Borrower entered into the Original Credit Agreement, which provided for a credit facility in the amount of up to $50.0 million (“Credit Facility”) to be available in two advances. The maturity date for the first advance of borrowings under the March Credit Agreement, subject to acceleration in certain instances, is 366 days from the closing date of the Credit Facility. All funds drawn under the Credit Facility are required to be deposited into the Restricted Account as security for repayment of funds borrowed and amounts owing pursuant to the February Credit Agreement.

On March 11, 2020, IP Borrower drew the first advance of $22.0 million (the “Borrowed Amount”) under the Original Credit Agreement and deposited the funds into the Restricted Account (the “Loan Transaction”). Kevin Murphy, our Chair and former Chief Executive Officer, loaned $21.0 million of the Borrowed Amount to the IP Lender in connection with the Loan Transaction (the “Murphy Amount”).

Interest on the principal amount borrowed under the Credit Facility was to be satisfied by the IP Borrower delivering to the IP Lender 83,333 SVS per month (or 58,333 Fixed Shares and 24,999 Floating Shares), or 1,000,000 SVS (or 700,000 Fixed Shares and 300,000 Floating Shares) in the aggregate (the “Interest Shares”). We were advised that Mr. Murphy was not a member, an officer nor a director of IP Lender and that Mr. Murphy was entitled to receive, assuming full repayment of the Borrowed Amount at maturity, $23.1 million along with up to 304,001 SVS, forming part of the Interest Shares, which entitlement to Interest Shares he forfeited in accordance with the Amended Arrangement.

In connection with, and as a condition to the implementation of, the Amended Arrangement, the Original Credit Agreement was amended in accordance with the Credit Agreement Amendment. The Credit Agreement Amendment provides that: (i) with respect to the Murphy Amount, effective as of the Amendment Time, the Original Credit Agreement was amended to (a) remove any entitlement to “Interest Shares” (as defined in the Original Credit Agreement) in respect of this amount, (b) provide for an interest rate of 12% per annum payable in cash, (c) amend Section 9.3 of the Original Credit Agreement to amend the obligation of IP Borrower to cause us to sell up to 8,800,000 SVS to repay the amount outstanding such that the obligation was reduced to cause the issuance of up to 2,000,000 Fixed Shares, and (ii) with respect to $1.0 million of the principal amount advanced pursuant to the Original Credit Agreement, the lender is entitled to (a) 16,799 Fixed Shares and 7,199 Floating Shares, (b) upon maturity of the Original Credit Agreement, a return of $1.1 million and (c) otherwise be treated in accordance with the current terms of the Original Credit Agreement.

IP Lender was entitled to 23,999 SVS under the Original Credit Agreement, of which 12,000 SVS were issued to IP Lender prior to the Capital Reorganization. The 12,000 SVS issued to IP Lender prior to the Capital Reorganization were subsequently transferred to Pilgrim Foresight Fund, LLC (“Pilgrim”), an affiliate of IP Lender, pursuant to applicable securities laws. Subsequent to the Capital Reorganization, the SVS originally issued to IP Lender and currently held by Pilgrim were exchanged for 8,400 Fixed Shares and 3,600 Floating Shares. In accordance with the Credit Agreement Amendment, IP Lender received an additional 8,399 Fixed Shares and 3,599 Floating Shares, with such shares replacing the 11,999 SVS IP Lender was entitled to pursuant to the Original Credit Agreement. Upon the extension of the maturity of the portion of the Loan Transaction held by the IP Lender to March 31, 2021, we issued an additional 1,181 Fixed Shares and 506 Floating Shares to the IP Lender.

This Prospectus registers the resale of the 17,980 Fixed Shares and 7,705 Floating Shares by Pilgrim in connection with the Loan Transaction (the “Loan Shares”). We will not receive any cash proceeds from the sale of the Loan Shares.

C.	Warrants Issued in November 2020

On November 3, 2020, we announced that we had received initial commitments and funding from the Term Loan Lenders for a first advance of $28.0 million under the Facility at an annual interest rate of 15% with a maturity of 48 months from closing.

In connection with the advance, we issued the lenders an aggregate of 1,556,929 November Fixed Warrants with each November Fixed Warrant exercisable for one Fixed Share and 697,666 November Floating Warrants with each November Floating Warrant exercisable for one Floating Share. The exercise price of each November Fixed Share Warrant is $3.15 and the exercise price of each November Floating Share Warrant is $3.01. The November Warrants are exercisable for a period of four years.

Fixed Shares

Holders of Fixed Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting at which only holders of another particular class or series of our shares shall have the right to vote. At each such meeting, holders of Fixed Shares are entitled to one vote in respect of each Fixed Share held.

Any Fixed Shares resold pursuant to this Prospectus will be subject in all respects to the Canopy Call Option to acquire such Fixed Shares.

Our Fixed Shares are described in greater detail in this Prospectus under “Description of Fixed Shares.”

Floating Shares

Holders of Floating Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting at which only holders of another particular class or series of our shares shall have the right to vote. At each such meeting, holders of Floating Shares are entitled to one vote in respect of each Floating Share held.

Any Floating Shares resold pursuant to this Prospectus will be subject in all respects to the Floating Call Option to acquire such Floating Shares.

Our Floating Shares are described in greater detail in this Prospectus under “Description of Floating Shares.”

Debt Securities

We may offer secured or unsecured Debt Securities under this Prospectus. The terms of any Debt Securities and any related agreements or indentures will be described in a Prospectus Supplement to be filed in respect of such offering.

Warrants

We may offer Warrants for the purchase of Fixed Shares or Floating Shares, in one or more series, from time to time. We may issue Warrants independently or together with Fixed Shares or Floating Shares and the Warrants may be attached to or separate from such securities.

The Warrants will be evidenced by warrant certificates and may be issued under one or more warrant indentures, which are contracts between us and a warrant trustee or agent for the holders of the Warrants. In this Prospectus, we have summarized certain general features of the Warrants under “Description of Warrants.” We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the series of Warrants being offered, as well as the complete warrant indentures, if applicable, and warrant certificates that contain the terms of the Warrants. If applicable, specific warrant indentures will contain additional important terms and provisions and will be filed as exhibits to the registration statement of which this Prospectus is a part, or incorporated by reference from a Current Report on Form 8-K that we file with the SEC.

Subscription Receipts

We may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Fixed Shares, Floating Shares, Warrants or other securities or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements, each to be entered into between us and a subscription receipt agent, which will establish the terms and conditions of the Subscription Receipts. Each subscription receipt agent will be a financial institution organized under the laws of the United States or any state thereof or Canada or any province thereof and authorized to carry on business as a trustee. A copy of the form of subscription receipt agreement will be filed as an exhibit to the registration statement of which this Prospectus is a part, or will be incorporated by reference from a Current Report on Form 8-K that we file with the SEC.

Rights

We may offer Rights under this Prospectus. The terms of any Rights and any related agreements will be described in a Prospectus Supplement to be filed in respect of such offering.

Units

We may offer Units consisting of Fixed Shares, Floating Shares, Debt Securities and Warrants in any combination. In this Prospectus, we have summarized certain general features of the Units under “Description of Units.” We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the series of Units being offered. We may evidence each series of Units by unit certificates that we may issue under a separate unit agreement with a unit agent. If applicable, we will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the unit agreements that describe the terms of the series of Units we are offering before the issuance of the related series of Units.

Risk Factors

See “Risk Factors”, as well as other information included in this Prospectus, any applicable prospectus supplement or free writing prospectus we authorize for use in connection with this offering, and any risk factors contained in the documents incorporated by reference herein and therein.

Corporate Information

Our principal executive offices are located at 450 Lexington Avenue, #3308 New York, New York 10163 and our telephone number is (646) 600-9181.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein contains forward-looking statements within the meaning of applicable United States securities legislation (“forward-looking statements”), including the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based upon our current beliefs, expectations, and assumptions regarding the future of the business, future plans and strategies, and other future conditions. Forward-looking statements can be identified by the words such as “expect”, “likely”, “may”, “will”,, “would”, “could”, “should”, “continue”, “contemplate”, “intend”, or “anticipate”, “believe”, “envision”, “estimate”, “expect”, “plan”, “predict”, “project”, “target”, “potential”, “proposed”, “estimate” and other similar words, including negative and grammatical variations thereof, or statements that certain events or conditions “may” or “will” happen, or by discussions of strategy. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance, or other statements that are not statements of fact. Such forward-looking statements are made as of the date of this Prospectus. Such forward-looking statements are made as of the date of this Prospectus, or in the case of documents incorporated by reference herein, as of the date of each such document. Forward-looking statements in this Prospectus, any Prospectus Supplement or the documents incorporated by reference herein and therein include, but are not limited to, statements with respect to:

•	the performance of our business and operations;
•	our product offerings;
•	the competitive conditions of the industry;
•	our competitive and business strategies;
•	the sufficiency of capital including our ability to obtain capital to develop our business;
•	our operations in the United States, the characterization and consequences of those operations under United States federal law and applicable State law, and the framework for the enforcement of applicable laws in the United States;
•	on-going implications of the novel coronavirus (“COVID-19”);
•	statements relating to our business and future activities, and developments related to, us, including such things as future business strategy, competitive strengths, goals, expansion and growth of our business, operations and plans;
•	expectations that planned acquisitions will be completed, and the expected financial results of such acquisitions;
•	expectations that licenses applied for will be obtained;
•	expectations regarding future cash flows from operations;
•	the likelihood that the Canopy Call Option will be exercised;
•	the likelihood that the Floating Call Option will be exercised;
•	the occurrence or waiver of the Triggering Event, the ability of Acreage to meets its performance targets and financial thresholds agreed upon with Canopy Growth as part of the Amended Arrangement;
•	the likelihood of the Triggering Event occurring or being waived by the outside date;
•	the timing and outcome of the Acquisition;
•	the likelihood of the Acquisition being completed and any benefits to be derived therefrom;
•	the likelihood of Canopy Growth completing the acquisition of the Fixed Shares and/or Floating Shares;
•	other expectations and assumptions concerning the transactions contemplated between Canopy Growth and Acreage;
•	potential future legalization of adult-use and/or medical cannabis under U.S. federal law;
•	expectations of market size and growth in the U.S. and the states in which we operate;
•	expectations for other economic, business, financial market, political, regulatory and/or competitive factors related to us or the cannabis industry generally;
•	the terms of and approvals required for any offering of Securities under this Prospectus, including without limitation, any at-the-market offering; and
•	other events or conditions that may occur in the future.

Forward-looking statements contained herein and in certain documents incorporated by reference in this Prospectus concerning the cannabis industry and its medical and adult-use markets and our general expectations concerning the industry and our business and operations are based on estimates prepared using data from publicly available governmental sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. While we are not aware of any misstatement regarding any industry or government data presented herein, the cannabis industry involves risks and uncertainties that are subject to change based on various factors.

Forward-looking statements speak only as at the date they are made and are based on information currently available and on the then current expectations. Potential purchasers of the Securities are cautioned that forward-looking statements are not based on historical facts but instead are based on reasonable assumptions and estimates of management at the time they were provided or made and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, but not limited to, risks and uncertainties related to:

•	risks related to the occurrence of changes in U.S. federal Laws regarding the cultivation, distribution or possession of marijuana;
•	risks related to the ability of the Company to finance its business and fund its obligations;
•	the ability of the Company and Canopy Growth Corporation (“Canopy Growth”) to receive, in a timely manner and on satisfactory terms, the necessary regulatory approvals
•	the available funds of Acreage and the anticipated use of such funds;
•	the availability of financing opportunities for Acreage and the risks associated with the completion thereof;
•	regulatory and licensing risks;
•	changes in general economic, business and political conditions, including changes in the financial and stock markets;
•	risks related to infectious diseases, including the impacts of COVID-19;
•	legal and regulatory risks inherent in the cannabis industry;
•	risks associated with economic conditions, dependence on management and currency risk;
•	risks relating to U.S. regulatory landscape and enforcement related to cannabis, including political risks;
•	risks relating to anti-money laundering laws and regulation;
•	other governmental and environmental regulation;
•	compliance with extensive government regulation and the interpretation of various Laws regulations and policies;
•	risk associated with divesting certain assets;
•	public opinion and perception of the cannabis industry;
•	risks related to contracts with third-party service providers;
•	risks related to the enforceability of contracts and lack of access to U.S. bankruptcy protections;
•	reliance on the expertise and judgment of senior management of Acreage;
•	risks related to proprietary intellectual property and potential infringement by third parties;
•	the concentrated voting control of Acreage’s founder and the unpredictability caused by Acreage’s capital structure;
•	risks relating to the management of growth;
•	increasing competition in the industry;
•	risks inherent in an agricultural business;
•	risks relating to energy costs;
•	risks associated with cannabis products manufactured for human consumption including potential product recalls;
•	reliance on key inputs, suppliers and skilled labor;
•	cybersecurity risks;
•	ability and constraints on marketing products;
•	fraudulent activity by employees, contractors and consultants;
•	tax and insurance related risks;
•	risks related to the economy generally;
•	risk of litigation;
•	conflicts of interest;
•	risks relating to certain remedies being limited and the difficulty of enforcement judgments and effecting service outside of Canada;
•	risks related to future acquisitions or dispositions;
•	sales by existing shareholders;
•	limited research and data relating to cannabis,

as well as those risk factors described under the heading “Risk Factors” and elsewhere in this Prospectus, any applicable Prospectus Supplement or free-writing prospectus, and the documents incorporated by reference herein and therein and as described from time to time in documents filed by us with securities regulatory authorities. A description of additional assumptions used to develop such forward-looking statements and a description of additional risk factors that may cause actual results to differ materially from forward-looking statements can be found in Part I, Item 1A under the heading “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2020 dated March 26, 2021.

Readers are cautioned that the above list of cautionary statements is not exhaustive. A number of factors could cause actual events, performance or results to differ materially from what is projected in forward-looking statements. The purpose of forward-looking statements is to provide the reader with a description of management’s expectations, and such forward-looking statements may not be appropriate for any other purpose. You should not place undue reliance on forward-looking statements contained in this Prospectus, any Prospectus Supplement or any or free-writing prospectus, or in any document incorporated by reference herein or therein. Although we believe that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The forward-looking statements contained in this Prospectus, any Prospectus Supplement or free-writing prospectus and the documents incorporated by reference herein and therein  are expressly qualified in their entirety by this cautionary statement. Potential purchasers of our securities should read this entire Prospectus, and each applicable Prospectus Supplement or free-writing prospectus, and consult their own professional advisors to ascertain and assess the income tax and legal risks and other aspects associated with holding our securities.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks and the discussion of risks under the heading “Risk Factors” in any applicable Prospectus Supplement hereto or in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 26, 2021, and the documents we have incorporated by reference in this prospectus, including the section entitled “Risk Factors” in future annual reports that summarize the risks that may materially affect our business before making an investment in our securities. Please see the section in this prospectus entitled “Where You Can Find Additional Information.”

USE OF PROCEEDS

Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds from the sale of our securities in a primary offering will be used for general corporate purposes. General corporate purposes may include repayment of indebtedness, acquisitions, and additions to working capital, repurchase, redemption or retirement of ordinary shares, capital expenditures and investments in our subsidiaries. This Prospectus also relates to the Fixed Shares and Floating Shares that may be offered and sold from time to time by the Selling Security Holders. We will not receive any of the proceeds resulting from the sale of the Fixed Shares or Floating Shares by the Selling Security Holders. The Selling Security Holders will receive all of the proceeds from such offering.

We will retain broad discretion in allocating the net proceeds of any primary offering of Securities under this Prospectus and our actual use of the net proceeds will vary depending on the availability and suitability of investment opportunities and its operating and capital needs from time to time. All expenses relating to an offering of Securities and any compensation paid to underwriting dealers or agents as the case may be, will be paid out of the proceeds from the sale of Securities, unless otherwise stated in the applicable Prospectus Supplement.

Assuming the exercise of all of the previously issued Existing Warrants, we will receive gross proceeds of $31,345,056. We do not expect to pay any expenses in connection with the exercise of any the Warrants.

The net proceeds from the exercise of the Warrants will be used to fund our working capital and for general corporate purposes. However, there can be no assurance that any Warrants will be exercised.

We may, from time to time, issue securities other than pursuant to this Prospectus.

SELLING SECURITY HOLDERS

With respect to the resale by the February Warrant Selling Security Holders of 4,259,633 Fixed Shares and 1,825,556 Floating Shares, by the Commitment Shares Selling Security Holders of 17,980 Fixed Shares and 7,705 Floating Shares and by the November Warrant Selling Security Holders of 1,556,929 Fixed Shares and 697,666 Floating Shares, the following tables set forth certain information with respect to the below Selling Security Holders including (i) the Fixed Shares and Floating Shares beneficially owned by each Selling Security Holder prior to this offering, (ii) the number of Fixed Shares and Floating Shares being offered by each Selling Security Holder pursuant to this Prospectus and (iii) each Selling Security Holder’s beneficial ownership after completion of this offering, assuming that all of the Fixed Shares and Floating Shares covered hereby (but no other securities, if any, held by each Selling Security Holder) are sold to third parties. The Selling Security Holders have had no positions or other relationships with the Company.

The tables are based on information supplied to us by each Selling Security Holder, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our shares. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of Fixed Shares and Floating Shares beneficially owned by each Selling Security Holder and the percentage ownership of each Selling Security Holder, Fixed Shares and Floating Shares subject to stock options or other rights to acquire our Fixed Shares or Floating Shares held by each Selling Security Holder that are exercisable as of or will be exercisable within 60 days after February 3, 2022, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership after this offering is based on 74,666,496 Fixed Shares and 32,961,697 Floating Shares outstanding (including 589,165 Fixed Shares and 252,499 Floating Shares held by the Acreage Subsidiary) on February 3, 2022.

The registration of these Fixed Shares and Floating Shares does not mean that the below Selling Security Holders will sell or otherwise dispose of all or any of those securities. The Selling Security Holders may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by the Selling Security Holders under this Prospectus. Furthermore, the Selling Security Holders may have sold, transferred or disposed of the Fixed Shares or Floating Shares covered hereby in transactions exempt from the registration requirements of the Securities Act, since the date on which we filed this Prospectus.

	Beneficial Ownership Before this Offering			Beneficial Ownership After this Offering(3)
Selling Security Holder(1)	Number of Fixed Shares Owned	Percentage of Outstanding Fixed Shares(2)	Maximum Number of Fixed Shares to be Sold Pursuant to this Prospectus	Number of Fixed Shares Owned	Percentage of Outstanding Fixed Shares
February Warrant Security Holders
Investor Company ITF 5J5636 Anson Investments Master Fund LP (4)	1,703,854	2.3%	1,703,853	0	0%
Anson Investments Master Fund LP - 6040208925 (4)	283,976	*	283,976	0	0%
Investor Company ITF 5J5C40 Anson East Master Fund LP (4)	496,957	*	496,957	0	0%
Investor Company ITF 5J5904 AC Anson Investments LTD. (4)	411,764	*	411,764	0	0%
Investor Company ITF 5J5988 Anson Opportunities Master Fund LP (4)	298,174	*	298,174	0	0%
Nomis Bay Ltd (5)	638,945	*	638,945	0	0%
BPY LTD (6)	425,963	*	425,963	0	0%
Commitment Shares Selling Security Holder
Pilgrim Foresight Fund, LLC (7)	29,271	*	17,980	11,291	*
November Warrant Security Holders
William Ryan Goldman	41,703	*	41,703	0	0%
Tricia M. Hedberg Revocable Trust u/a July 18, 2006 (8)	166,814	*	166,814	0	0%
Thomas E. Bernard	278,024	*	278,024	0	0%
Stephen Oplinger	55,604	*	55,604	0	0%
Jayvee & Co ITF PDRF0002002 - Pender Corporate Bond Fund (9)	556,048	*	556,048	0	0%
Max Bertz	13,901	*	13,901	0	0%
Matthew Dillig Revocable Trust (10)	27,802	*	27,802	0	0%
Intrepid Income Fund (11)	111,209	*	111,209	0	0%
Hanley Foundation (12)	55,604	*	55,604	0	0%
CKP South LLC (13)	55,604	*	55,604	0	0%
AMFCO-4 LLC (14)	166,814	*	166,814	0	0%
Armory Fund LP(14)	27,802	*	27,802	0	0%

*       Less than one percent.

(1)	This table and the information in the notes below are based upon information supplied by the Selling Security Holder.

(2)	The actual number of Fixed Shares offered hereby and included in the registration statement, of which this Prospectus forms a part, includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional Fixed Shares as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to our Fixed Shares.

(3)	The “Beneficial Ownership After this Offering” assumes the sale of all shares offered by the Selling Security Holders pursuant to this Prospectus.

(4)	Anson Advisors Inc. (“AAI”) and Anson Funds Management LP (“AFM”, and together with AAI, “Anson”) are the Co-Investment Advisers of Anson Investments Master Fund LP (“AIMF”), Anson East Master Fund LP (“AEMF”), Anson Opportunities Master Fund LP (“AOMF”) and AC Anson Investments Ltd. (“AC”, and together with AIMF,AEMF and AOMF, the “Anson Funds”). Anson holds voting and dispositive power over the securities held by the Anson Funds. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of AFM. Moez Kassam and Amin Nathoo are directors of AAI. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of the Anson Funds is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(5)	Investment decisions for Nomis Bay Ltd. regarding the shares listed above are made by its Director, Mr. Peter Poole. The address of Nomis Bay Ltd. is Wessex House 3rd Floor, 45 Reid Street, Hamilton, HM 12, Bermuda.

(6)	Investment decisions for BPY Limited regarding the shares listed above are made by its Director, Mr. Peter Poole. The address of BPY Limited is Wessex House 3rd Floor, 45 Reid Street, Hamilton, HM 12, Bermuda.

(7)	Investment decisions for Pilgrim regarding the shares listed above are made by its Managing Member, Mr. Kevin J. Murphy. The address of Pilgrim is 21 Pilgrim Road, Rye, New York 10580.

(8)	Investment decisions for Tricia M. Hedberg Revocable Trust u/a July 18, 2006 (the “Trust”) regarding the shares listed above are made by its Trustee, Mr. Jeremy Hedberg. The address of the Trust is 420 Mississippi River Blvd., St. Paul, Minnesota 55105.

(9)	Investment decisions for Jayvee & Co ITF PDRF0002002 - Pender Corporate Bond Fund (“Pender”) regarding the shares listed above are made by its Portfolio Member, Mr. Geoff Castle. The address of Pender is1830-1066 West Hastings Street, Vancouver, BC, V6E 3X2, Canada.

(10)	Investment decisions for the Matthew Dillig Revocable Trust (the “Dillig Trust”) regarding the shares listed above are made by its Trustee, Mr. Matthew Dillig. The address of the Dillig Trust is 1304 Trapp Lane, Winnetka, Illinois, 60093.

(11)	Investment decisions for Intrepid Income Fund regarding the shares listed above are made by its Chief Financial Officer, Mr. Don White. The address of Intrepid Income Fund is 1400 March Landing Parkway, Suite 106, Jacksonville Beach, Florida 32250.

(12)	Investment decisions for the Hanley Foundation regarding the shares listed above are made by Mr. George Hanley. The address of the Hanley Foundation is 900 Bay Dr. Apt. 904, Miami Beach, Florida, 33141.

(13)	Investment decisions for CKP South LLC regarding the shares listed above are made by its Managing Member, Mr. Philip DeSantis.

(14)	Seaport Global Asset Management, LLC (“SGAM”) is the manager of Armory Fund, LP and AMFCO-4, LLC. Stephen C. Smith is the Chief Executive Officer of SGAM. The business address of Mr. Smith is 319 Clematis Street, Suite 1000, West Palm Beach, FL 33401 and the business address of SGAM is 360 Madison Avenue, 20th Floor, New York, New York 10017. Mr. Smith and SGAM also have voting control and investment discretion over the securities described herein held by Armory Fund, LP and AMFCO-4 LLC. As a result, Mr. Smith and SGAM may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities described herein held by Armory Fund, LP and AMFCO-4, LLC.

	Beneficial Ownership Before this Offering			Beneficial Ownership After this Offering(3)
Selling Security Holder(1)	Number of Floating Shares Owned	Percentage of Outstanding Floating Shares(2)	Maximum Number of Floating Shares to be Sold Pursuant to this Prospectus	Number of Floating Shares Owned	Percentage of Outstanding Floating Shares
February Warrant Security Holders
Investor Company ITF 5J5636 Anson Investments Master Fund LP (4)	730,225	*	730,223	0	0%
Anson Investments Master Fund LP - 6040208925 (4)	121,704	*	121,704	0	0%
Investor Company ITF 5J5C40 Anson East Master Fund LP (4)	212,981	*	212,981	0	0%
Investor Company ITF 5J5904 AC Anson Investments LTD. (4)	176,470	*	176,470	0	0%
Investor Company ITF 5J5988 Anson Opportunities Master Fund LP (4)	127,788	*	127,788	0	0%
Nomis Bay Ltd (5)	273,833	*	273,833	0	0%
BPY LTD (6)	182,555	*	182,555	0	0%
Commitment Shares Selling Security Holder
Pilgrim Foresight Fund, LLC (7)	12,544	*	7,705	4,839	*
November Warrant Security Holders
William Ryan Goldman	18,687	*	18,687	0	0%
Tricia M. Hedberg Revocable Trust u/a July 18, 2006 (8)	74,750	*	74,750	0	0%
Thomas E. Bernard	124,584	*	124,584	0	0%
Stephen Oplinger	24,916	*	24,916	0	0%
Jayvee & Co ITF PDRF0002002 - Pender Corporate Bond Fund (9)	249,169	*	249,169	0	0%
Max Bertz	6,229	*	6,229	0	0%
Matthew Dillig Revocable Trust (10)	12,458	*	12,458	0	0%
Intrepid Income Fund (11)	49,833	*	49,833	0	0%
Hanley Foundation (12)	24,916	*	24,916	0	0%
CKP South LLC (13)	24,916	*	24,916	0	0%
AMFCO-4 LLC (14)	74,750	*	74,750	0	0%
Armory Fund LP(14)	12,458	*	12,458	0	0%

*       Less than one percent.

(1)	This table and the information in the notes below are based upon information supplied by the Selling Security Holder.

(2)	The actual number of Floating Shares offered hereby and included in the registration statement, of which this Prospectus forms a part, includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional Floating Shares as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to our Floating Shares.

(3)	The “Beneficial Ownership After this Offering” assumes the sale of all shares offered by the Selling Security Holders pursuant to this Prospectus.

(4)	Anson Advisors Inc. (“AAI”) and Anson Funds Management LP (“AFM”, and together with AAI, “Anson”) are the Co-Investment Advisers of Anson Investments Master Fund LP (“AIMF”), Anson East Master Fund LP (“AEMF”), Anson Opportunities Master Fund LP (“AOMF”) and AC Anson Investments Ltd. (“AC”, and together with AIMF,AEMF and AOMF, the “Anson Funds”). Anson holds voting and dispositive power over the securities held by the Anson Funds. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of AFM. Moez Kassam and Amin Nathoo are directors of AAI. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of the Anson Funds is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(5)	Investment decisions for Nomis Bay Ltd. regarding the shares listed above are made by its Director, Mr. Peter Poole. The address of Nomis Bay Ltd. is Wessex House 3rd Floor, 45 Reid Street, Hamilton, HM 12, Bermuda.

(6)	Investment decisions for BPY Limited regarding the shares listed above are made by its Director, Mr. Peter Poole. The address of BPY Limited is Wessex House 3rd Floor, 45 Reid Street, Hamilton, HM 12, Bermuda.

(7)	Investment decisions for Pilgrim regarding the shares listed above are made by its Managing Member, Mr. Kevin J. Murphy. The address of Pilgrim is 21 Pilgrim Road, Rye, New York 10580.

(8)	Investment decisions for Tricia M. Hedberg Revocable Trust u/a July 18, 2006 (the “Trust”) regarding the shares listed above are made by its Trustee, Mr. Jeremy Hedberg. The address of the Trust is 420 Mississippi River Blvd., St. Paul, Minnesota 55105.

(9)	Investment decisions for Jayvee & Co ITF PDRF0002002 - Pender Corporate Bond Fund (“Pender”) regarding the shares listed above are made by its Portfolio Member, Mr. Geoff Castle. The address of Pender is1830-1066 West Hastings Street, Vancouver, BC, V6E 3X2, Canada.

(10)	Investment decisions for the Matthew Dillig Revocable Trust (the “Dillig Trust”) regarding the shares listed above are made by its Trustee, Mr. Matthew Dillig. The address of the Dillig Trust is 1304 Trapp Lane, Winnetka, Illinois, 60093.

(11)	Investment decisions for Intrepid Income Fund regarding the shares listed above are made by its Chief Financial Officer, Mr. Don White. The address of Intrepid Income Fund is 1400 March Landing Parkway, Suite 106, Jacksonville Beach, Florida 32250.

(12)	Investment decisions for the Hanley Foundation regarding the shares listed above are made by Mr. George Hanley. The address of the Hanley Foundation is 900 Bay Dr. Apt. 904, Miami Beach, Florida, 33141.

(13)	Investment decisions for CKP South LLC regarding the shares listed above are made by its Managing Member, Mr. Philip DeSantis.

(14)	Seaport Global Asset Management, LLC (“SGAM”) is the manager of Armory Fund, LP and AMFCO-4, LLC. Stephen C. Smith is the Chief Executive Officer of SGAM. The business address of Mr. Smith is 319 Clematis Street, Suite 1000, West Palm Beach, FL 33401 and the business address of SGAM is 360 Madison Avenue, 20th Floor, New York, New York 10017. Mr. Smith and SGAM also have voting control and investment discretion over the securities described herein held by Armory Fund, LP and AMFCO-4 LLC. As a result, Mr. Smith and SGAM may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities described herein held by Armory Fund, LP and AMFCO-4, LLC.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of equity interest of investors purchasing securities in an offering under this prospectus: (i) the net tangible book value of our security before and after the offering; (ii) the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and (iii) the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers. Below is information relating to the possible dilution resulting from the exercise of our outstanding Warrants and the underlying Fixed Shares and Floating Shares.

Fixed Share Dilution

Net tangible book value per share represents the amount of total tangible assets less total liabilities attributable to the Fixed Share class, divided by the number of Fixed Shares outstanding as of December 31, 2021.

After giving effect to the issuance of an aggregate of 4,259,633 Fixed Shares to the February Warrant Selling Security Holders assuming exercise of the February Warrants at an exercise price of $4.00, our pro forma as adjusted net tangible book value as of December 31, 2021 would have been $46,180,228, or $0.58 per Fixed Share. This represents an immediate increase in net tangible book value of $0.19 per Fixed Share to our already existing shareholders and an immediate dilution in net tangible book value of $3.42 per Fixed Share to purchasers in this offering.

After giving effect to the issuance of an aggregate of 1,556,929 Fixed Shares to the November Warrant Selling Security Holders assuming exercise of the November Warrants at an exercise price of $3.15, our pro forma as adjusted net tangible book value as of December 31, 2021 would have been $34,046,023, or $0.45 per Fixed Share. This represents an immediate increase in net tangible book value of $0.06 per Fixed Share to our already existing shareholders and an immediate dilution in net tangible book value of $2.70 per Fixed Share to purchasers in this offering.

Floating Share Dilution

Net tangible book value per share represents the amount of total tangible assets less total liabilities attributable to the Floating Share class, divided by the number of Floating Shares outstanding as of December 31, 2021.

We have not given effect to the issuance of an aggregate of 1,825,556 Floating Shares in this offering at an exercise price of $4.00 as the market price of Floating Shares as of date of the offering is below the exercise price.

Additionally, we have not given effect to the issuance of an aggregate of 697,666 Floating Shares in this offering at an exercise price of $3.01 as the market price of Floating Shares as of date of the offering is below the exercise price.

The following table illustrates this calculation on a per share basis for each respective share class and its related exercise price:

	February Fixed Warrants	November Fixed Warrants	Total
Underlying warrant exercise price per share	$4.00	$3.15
Net tangible book value as of December 31, 2021	$29,141,696	$29,141,696	$29,141,696
Increase attributable to exercise of warrants under this offering	$17,038,532	$4,904,326	$21,942,858
	$46,180,228	$34,046,023	$51,084,555
Pro forma as adjusted net tangible book value per share as of December 31, 2020	$0.58	$0.45
Dilution per share to investors participating in this offering	$3.42	$2.70

The above discussion and table are based on 74,784,096 Fixed Shares and 32,961,697 Floating Shares issued and outstanding as of December 31, 2021, after giving effect to the Capital Reorganization, and excludes (i) Fixed and Floating Shares authorized and available for issuance under our equity compensation plan.

PLAN OF DISTRIBUTION

We or the Selling Security Holders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling such securities received after the date of this prospectus from a selling stockholder as a gift, pledge, limited liability company or partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their securities on the CSE, the OTCQX, the FRA or any other stock exchange, market or trading facility on which such securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions”. A description of such pricing will be disclosed in the applicable Prospectus Supplement. We may offer Securities in the same offering, or may offer Securities in separate offerings, including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 – Shelf Distributions if our Canadian prospectus provides for the same, including sales made directly on a national securities exchange in the United States, as applicable.

We, or the Selling Security Holders, may also use any one or more of the following methods when disposing of their securities or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in underwritten transactions;

•	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the us or the Selling Security Holders to sell a specified number of such securities at a stipulated price;

•	distribution to members, limited partners or stockholders of the Selling Security Holders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

A Prospectus Supplement will describe the terms of each specific offering of Securities, including: (i) the terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered; (ii) the name or names of any agents, underwriters or dealers involved in such offering of Securities; (iii) the purchase price of the Securities offered thereby and the proceeds to, and the portion of expenses borne by, us from the sale of such Securities; (iv) any agents’ commission, underwriting discounts and other items constituting compensation payable to agents, underwriters or dealers; and (v) any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers.

If underwriters are used in an offering, the Securities offered thereby will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers may be changed from time to time.

The Securities may also be sold: (i) directly by us at such prices and upon such terms as agreed to; or (ii) through agents designated by us from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by us  to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any agent is acting on a “best efforts” basis for the period of its appointment.

We or the Selling Security Holders may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities or resale of Fixed Shares or Floating Shares offered under any Prospectus Supplement. Agents, underwriters or dealers who participate in the distribution of the Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under Canadian and U.S. securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

Each class or series of Debt Securities, Warrants, Subscription Receipts, Rights and Units will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities, Warrants, Subscription Receipts, Rights or Units will not be listed on any securities or stock exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Debt Securities, Warrants, Subscription Receipts, Rights or Units may be sold, and purchasers may not be able to sell the Debt Securities, Warrants, Subscription Receipts, Rights or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Debt Securities, Warrants, Subscription Receipts, Rights or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. Subject to applicable laws, certain dealers may make a market in the Debt Securities, Warrants, Subscription Receipts, Rights or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Debt Securities, Warrants, Subscription Receipts, Rights or Units or as to the liquidity of the trading market, if any, for the Debt Securities, Warrants, Subscription Receipts, Rights or Units.

No underwriter or dealer involved in an “at-the-market distribution”, no affiliate of such underwriter or dealer and no person acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with an offering of Securities or effect any other transactions that are intended to stabilize the market price of Securities.

In connection with any offering of Securities, other than an “at-the-market distribution”, unless otherwise specified in a Prospectus Supplement, underwriters or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of Securities offered at levels other than those which might otherwise prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

The Selling Security Holders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as Selling Security Holders under this prospectus. The Selling Security Holders also may transfer their securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our securities or interests therein, the Selling Security Holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The Selling Security Holders may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The Selling Security Holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealers or other financial institutions of securities offered by this prospectus, which securities such broker-dealers or other financial institutions may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Security Holders from the sale of the securities offered by them will be the purchase price of the security less discounts or commissions, if any. Each of the Selling Security Holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of their securities to be made directly or through agents. We will not receive any of the proceeds from the resale of securities being offered by the Selling Security Holders named herein. However, we will receive proceeds from the exercise of the warrants if they are exercised by a holder thereof for cash.

The Selling Security Holders also may resell all or a portion of their securities in open market transactions in reliance upon Rule 144 under the Securities Act provided that the rule is available and they meet the criteria and conform to the requirements of that rule.

The Selling Security Holders and any broker-dealers that act in connection with the sale of securities might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

To the extent required, the securities to be sold, the names of the Selling Security Holders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

We have advised the Selling Security Holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Security Holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Security Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Security Holders may indemnify any broker-dealer that participates in transactions involving the sale of their securities against certain liabilities, including liabilities arising under the Securities Act.

All discounts, commissions or fees incurred in connection with the sale of securities offered hereby will be paid by the Selling Security Holders.

DESCRIPTION OF FIXED SHARES

Holders of Fixed Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting of which only holders of another particular class or series of our shares shall have the right to vote. At each such meeting, holders of Fixed Shares are entitled to one vote in respect of each Fixed Share held.

As long as any Fixed Shares remain outstanding, we may not, without the consent of the holders of the Fixed Shares expressed by separate special resolution, alter or amend our Articles if the result would prejudice or interfere with any right or special right attached to the Fixed Shares.

Holders of Fixed Shares are entitled to receive, as and when declared by our Board, dividends in cash or our property. No dividend may be declared on the Fixed Shares unless we simultaneously declare dividends on: (i) the Fixed Multiple Shares, in an amount per Fixed Multiple Share equal to the amount of the dividend declared per Fixed Share; and (ii) the Floating Shares, in an amount per Floating Share equal to the amount of the dividend declared per Fixed Share.

In the event of the liquidation, dissolution or winding-up, whether voluntary or involuntary, or in the event of any other distribution of assets among our shareholders for the purpose of winding up our affairs, the holders of Fixed Shares are entitled to participate pari passu with the holders of Floating Shares and Fixed Multiple Shares, with the amount of such distribution per Fixed Share equal to each of: (i) the amount of such distribution per Floating Share; and (ii) the amount of such distribution per Fixed Multiple Share.

Holders of Fixed Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of shares, or bonds, debentures or our other securities.

There may be no subdivision or consolidation of the Fixed Shares unless, simultaneously, the Floating Shares and Fixed Multiple Shares are subdivided or consolidated utilizing the same divisor or multiplier.

Any Fixed Shares resold pursuant to this Prospectus will be subject in all respects to the Canopy Call Option to acquire such Fixed Shares.

DESCRIPTION OF FLOATING SHARES

Holders of Floating Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting of which only holders of another particular class or series of our shares shall have the right to vote. At each such meeting, holders of Floating Shares are entitled to one vote in respect of each Floating Share held.

As long as any Floating Shares remain outstanding, we may not, without the consent of the holders of the Floating Shares expressed by separate special resolution, alter or amend our Articles if the result would be to prejudice or interfere with any right or special right attached to the Floating Shares or affect the rights of the holders of Fixed Shares, Floating Shares or Fixed Multiple Shares on a per share basis. In connection with the exercise of the voting rights in respect of any such approvals, each holder of Floating Shares has one vote in respect of each Floating Share held.

Holders of Floating Shares are entitled to receive, as and when declared by the Board, dividends in cash or our property. No dividend may be declared on the Floating Shares unless we simultaneously declare dividends on: (i) the Fixed Shares in an amount equal to the dividend declared per Floating Shares; and (ii) on the Fixed Multiple Shares in an amount equal to the dividend declared per Floating Share.

In the event of the liquidation, dissolution or winding-up, whether voluntary or involuntary, or in the event of any other distribution of assets among our shareholders for the purpose of winding up our affairs, the holders of Floating Shares are entitled to participate pari passu with: (i) the holders of Fixed Shares in an amount equal to the amount of such distribution per Fixed Share; (ii) the holders of Fixed Multiple Share in an amount equal to the amount of such distribution per Fixed Multiple Share.

Holders of Floating Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of shares, or bonds, debentures or our other securities.

There may be no subdivision or consolidation of the Floating Shares unless, simultaneously, the Fixed Shares and Fixed Multiple Shares are subdivided or consolidated using the same divisor or multiplier.

Any Floating Shares resold pursuant to this Prospectus will be subject in all respects to the Floating Call Option to acquire such Floating Shares.

FORUM SELECTION PROVISION

Our Articles contain a forum selection provision under Article 30, which, among other things, identifies the Supreme Court of British Columbia and the Court of Appeal of British Columbia as the exclusive forum for certain litigation, however, it is uncertain whether such provision would apply to actions arising under U.S. federal securities laws, and if it does, whether a British Columbia Court would enforce such provision given that investors cannot waive compliance by us with U.S. federal securities laws. If the forum selection provision does in fact apply to a cause of actions arising under U.S. federal securities laws and a British Columbia court were to enforce Article 30 of our Articles, it is nevertheless true that investors cannot waive compliance by us with U.S. federal securities laws and the rules and regulations thereunder, which would seemingly include procedural and therefore likely jurisdictional provisions. It also remains uncertain as to whether a breach of U.S. securities law in and of itself would give rise to a direct cause of action in British Columbia. We believe that if a British Columbia Court were to enforce Article 30 of our Articles in an action brought by an investor against us under U.S. federal securities laws, the investor would be obliged to bring such action in a British Columbia Court and prove U.S. federal securities laws by expert evidence in such an action.

DESCRIPTION OF DEBT SECURITIES

As of the date of this Prospectus, we have no Debt Securities outstanding. We may issue Debt Securities, separately or together, with Fixed Shares, Floating Shares, Warrants, Subscription Receipts, Rights or Units or any combination thereof, as the case may be. The Debt Securities will be issued in one or more series under an indenture (the “Indenture”) to be entered into between us and one or more trustees (the “Trustee”) that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the registration statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture. The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

•	the specific designation of the Debt Securities; any limit on the aggregate principal amount of the Debt Securities; the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

•	the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities that are in registered form;

•	the terms and conditions under which we may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

•	the terms and conditions upon which we may redeem the Debt Securities, in whole or in part, at our option;

•	the covenants applicable to the Debt Securities;

•	the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

•	the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of our other liabilities and obligations;

•	whether the Debt Securities will be secured or unsecured;

•	whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;

•	whether the Debt Securities will be issuable in the form of registered global securities (“Global Securities”), and, if so, the identity of the depositary for such registered Global Securities;

•	the denominations in which registered Debt Securities will be issuable, if other than denominations of $1,000, integral multiples of $1,000 and the denominations in which bearer Debt Securities will be issuable, if other than $5,000;

•	each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

•	if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

•	material Canadian federal income tax consequences and United States federal income tax consequences of owning the Debt Securities;

•	any index, formula or other method used to determine the amount of payments of principal (and premium, if any) or interest, if any, on the Debt Securities; and

•	any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If we denominate the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, we will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Fixed Shares, Floating Shares or other securities will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of Fixed Shares, Floating Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Fixed Shares, Floating Shares or other securities, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF WARRANTS

The following is a brief summary of certain general terms and provisions of the Warrants that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Warrants which may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Warrants, and the extent to which the general terms and provisions described below may apply to such Warrants will be described in the applicable Prospectus Supplement.

Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between us and one or more banks or trust companies acting as Warrant agent or may be issued as stand-alone contracts. The applicable Prospectus Supplement will include details of the Warrant agreements, if any, governing the Warrants being offered. The Warrant agent, if any, will be expected to act solely as our agent and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed by us with the relevant securities regulatory authorities after it has been entered into by us.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Warrants being offered thereby, which may include, without limitation, the following (where applicable):

•	the designation of the Warrants;

•	the aggregate number of Warrants offered and the offering price;

•	the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price, including currency, of the Warrants;

•	the circumstances for changes to or adjustment in the exercise price of the Warrants;

•	the dates or periods during which the Warrants are exercisable including any “early termination” provisions;

•	the designation, number and terms of any Securities with which the Warrants are issued;

•	if the Warrants are issued as a unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

•	whether such Warrants are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	whether such Warrants will be listed on any securities exchange;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•	certain material Canadian and United States tax consequences of owning the Warrants; and

•	any other material terms and conditions of the Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The following is a brief summary of certain general terms and provisions of the Subscription Receipts that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Subscription Receipts which may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Subscription Receipts, and the extent to which the general terms and provisions described below may apply to such Subscription Receipts will be described in the applicable Prospectus Supplement. Subscription Receipts may be offered separately or together with other Securities, as the case may be.

The Subscription Receipts may be issued under a subscription receipt agreement. The applicable Prospectus Supplement will include details of the subscription receipt agreement, if any, governing the Subscription Receipts being offered. We will file a copy of the subscription receipt agreement, if any, relating to an offering of Subscription Receipts with the relevant securities regulatory authorities after it has been entered into by us.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Subscription Receipts being offered thereby, which may include, without limitation, the following (where applicable):

•	the number of Subscription Receipts;

•	the price, including currency, at which the Subscription Receipts will be offered;

•	the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities;

•	the dates or periods during which the Subscription Receipts are convertible into other Securities;

•	the designation, number and terms of the other Securities that may be issued upon conversion of each Subscription Receipt;

•	the designation, number and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

•	whether such Subscription Receipts are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

•	certain material Canadian and United States tax consequences of owning the Subscription Receipts; and

•	any other material terms and conditions of the Subscription Receipts.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the exercise price for the rights;

•	the circumstances in which changes to and adjustments in exercise price can be made;

•	the number of rights issued to each shareholder;

•	the amount of securities called for by the rights;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the amount of rights outstanding;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

DESCRIPTION OF UNITS

The following is a brief summary of certain general terms and provisions of the Units that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Units which may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Units, and the extent to which the general terms and provisions described below may apply to such Units will be described in the applicable Prospectus Supplement. Units may be offered separately or together with other Securities, as the case may be.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Units being offered thereby, which may include, without limitation, the following (where applicable):

•	the number of Units;

•	the price, including currency, at which the Units will be offered;

•	the designation, number and terms of the Securities comprising the Units;

•	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

•	terms applicable to the gross or net proceeds from the sale of the Units plus any interest earned thereon;

•	the date on and after which the Securities comprising the Units will be separately transferable;

•	whether the Securities comprising the Units will be listed on any securities exchange;

•	whether such Units or the Securities comprising the Units are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Units;

•	certain material Canadian and United States tax consequences of owning the Units; and

•	any other material terms and conditions of the Units.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

Owning any of the Securities may subject holders to tax consequences. The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor of acquiring, owning and disposing of any of the Securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

The following is a general summary, as of the date hereof, of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereto (the “Tax Act”) generally applicable to an investor who, as beneficial owner, acquires Fixed Shares or Floating Shares qualified for sale by this Prospectus, as capital property and deals at arm’s length with the Company and is not affiliated with the Company (a “Holder”). Generally, the Fixed Shares and Floating Shares will be considered to be capital property to a Holder unless they are held or acquired in the course of carrying on a business of trading in or dealing in securities or as part of an adventure or concern in the nature of trade. In this summary, the Fixed Shares and Floating Shares are collectively referred to as the “Subordinate Voting Shares”.

This summary does not apply to a Holder: (i) that is a “financial institution” (as defined in the Tax Act) for the purposes of the mark-to-market rules contained in the Tax Act; (ii) that is a “restricted financial institution” or “specified financial institution”, as each term is defined in the Tax Act; (iii) an interest in which is or would be a “tax shelter investment” as defined in the Tax Act; (iv) that reports its “Canadian tax results” (as defined in the Tax Act) in a currency other than Canadian currency; (v) that has entered or will enter into a “derivative forward agreement” or “synthetic disposition arrangement”, as each term is defined in the Tax Act, with respect to Subordinate Voting Shares; (vi) that receives dividends on Subordinate Voting Shares under or as part of a “dividend rental arrangement” (as defined in the Tax Act); (vii) that is exempt from tax under the Tax Act; or (viii) that is a corporation resident in Canada and is, or becomes, or does not deal at arm’s length for purposes of the Tax Act with a corporation resident in Canada that is or becomes, as part of a transaction or series of transactions or events that includes the acquisition of Offered Units, controlled by a non-resident person or group of non-resident persons not dealing with each other at arm’s length for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act, all within the meaning of the Tax Act. Such Holders should consult their own tax advisors with respect to an investment in Subordinate Voting Shares.

This summary is based on the facts set out in this Prospectus, the current provisions of the Tax Act (including the regulations thereunder), all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) (“Tax Proposals”) before the date of this Prospectus, the current published administrative policies and assessing practices of the Canada Revenue Agency and the Canada - United States Tax Convention (1980), as amended (the “Canada-US Treaty”). No assurance can be made that the Tax Proposals will be enacted in the form proposed or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except as mentioned above, does not take into account or anticipate any changes in law or administrative policy or assessing practice, whether by legislative, regulatory, administrative or judicial decision or action, nor does it take into account provincial, or foreign income tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein.

The Company is a Canadian corporation for purposes of the Tax Act. As referenced under “Certain U.S. Federal Income Tax Considerations”, the Company is also classified as a U.S. domestic corporation for United States federal income tax purposes, with related consequences and potential consequences to the Company and its shareholders. Accordingly, all prospective purchasers, including Holders as defined above, should review the discussion under “Certain U.S. Federal Income Tax Considerations”, and consult with their own tax advisors in this regard before purchasing Subordinate Voting Shares. For the purposes of the discussion of Canadian federal income tax considerations below, it has been assumed that the Company is and will be classified as a U.S. domestic corporation for United States federal income tax purposes at all relevant times. No legal opinion or tax ruling has been sought or obtained in this regard or with respect to any other assumptions made for purposes of this summary.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder, and no representation concerning the tax consequences to any particular Holder or prospective Holder are made. Accordingly, prospective Holders should consult their own tax advisors with respect to an investment in the Subordinate Voting Shares having regard to their particular circumstances.

Holders Resident in Canada

This portion of the summary applies to a Holder who, for purposes of the Tax Act and at all relevant times, is or is deemed to be a resident of Canada (a “Canadian Holder”). Canadian Holders whose Subordinate Voting Shares do not otherwise qualify as capital property may in certain circumstances make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have their Subordinate Voting Shares and every other “Canadian security” (as defined in the Tax Act) owned by such Canadian Holder in the taxation year of the election and in all subsequent taxation years deemed to be capital property. Canadian Holders should consult their own tax advisors with respect to whether the election is available and advisable in their particular circumstances.

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Subordinate Voting Shares (including dividends, adjusted cost base and proceeds of disposition) must generally be expressed in Canadian Dollars. Amounts denominated in any other currency must be converted into Canadian Dollars generally based on the exchange rate quoted by the Bank of Canada on the date such amounts arise or such other rate of exchange as is acceptable to the Minister of National Revenue (Canada).

Dividends on Subordinate Voting Shares

In the case of a Canadian Holder who is an individual, dividends received or deemed to be received on the Subordinate Voting Shares will be included in computing the Canadian Holder’s income and will be subject to the gross-up and dividend tax credit rules that apply to taxable dividends received from taxable Canadian corporations. Provided that appropriate designations are made by the Company, any such dividend will be treated as an “eligible dividend” for the purposes of the Tax Act and a Canadian Holder who is an individual will be entitled to an enhanced dividend tax credit in respect of such dividend. There may be limitations on the Company’s ability to designate dividends and deemed dividends as eligible dividends.

Dividends received or deemed to be received on the Subordinate Voting Shares by a Canadian Holder that is a corporation will be required to be included in computing the corporation’s income for the taxation year in which such dividends are received, but such dividends will generally be deductible in computing the corporation’s taxable income. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Canadian Holder that is a corporation as proceeds of disposition or a capital gain. Canadian Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Canadian Holder that is a “private corporation” or a “subject corporation” (each as defined in the Tax Act) may be liable under Part IV of the Tax Act to pay a refundable tax on dividends received or deemed to be received on the Subordinate Voting Shares to the extent that such dividends are deductible in computing the Canadian Holder’s taxable income for the taxation year.

Dividends received by a Canadian Holder who is an individual (including certain trusts) may result in such Canadian Holder being liable for alternative minimum tax under the Tax Act. Canadian Holders who are individuals should consult their own tax advisors in this regard.

As the Company is treated as a U.S. corporation for U.S. federal income tax purposes pursuant to section 7874 of the Code, a Canadian Holder may be subject to United States withholding tax on dividends received on the Subordinate Voting Shares (see “Certain U.S. Federal Income Tax Considerations”). Any United States withholding tax paid by or on behalf of a Canadian Holder in respect of dividends received on the Subordinate Voting Shares by a Canadian Holder may be eligible for foreign tax credit or deduction treatment where applicable under the Tax Act. Generally, a foreign tax credit in respect of a tax paid to a particular foreign country is limited to the Canadian tax otherwise payable in respect of income sourced in that country. Dividends received on the Subordinate Voting Shares by a Canadian Holder may not be treated as income sourced in the United States for these purposes. Canadian Holders should consult their own tax advisors with respect to the availability of any foreign tax credits or deductions under the Tax Act in respect of any United States withholding tax applicable to dividends on the Subordinate Voting Shares.

Dispositions of Subordinate Voting Shares

Upon a disposition or deemed disposition of a Subordinate Voting Share, a capital gain (or loss) will generally be realized by a Canadian Holder to the extent that the proceeds of disposition are greater (or less) than the aggregate of the adjusted cost base of such Subordinate Voting Share to the Canadian Holder immediately before the disposition and any reasonable costs of disposition. The adjusted cost base of a Subordinate Voting Share to a Canadian Holder will be determined in accordance with the Tax Act by averaging the cost to the Canadian Holder of a Subordinate Voting Share with the adjusted cost base of all other Subordinate Voting Shares held by the Canadian Holder as capital property. Such capital gain (or capital loss) will be subject to the treatment described below under “Holders Resident in Canada — Taxation of Capital Gains and Capital Losses”.

Taxation of Capital Gains and Capital Losses

Generally, one-half of any capital gain realized by a Canadian Holder in a taxation year will be included in computing the Canadian Holder’s income in that taxation year (a “taxable capital gain”) and, generally, one-half of any capital loss realized in a taxation year (an “allowable capital loss”) must be deducted from the taxable capital gains realized by the Canadian Holder in the same taxation year, in accordance with the rules contained in the Tax Act. Allowable capital losses in excess of taxable capital gains realized by a Canadian Holder in a particular taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized by the Canadian Holder in such taxation year, subject to and in accordance with the rules contained in the Tax Act.

Capital gains realized by an individual and certain trusts may give rise to a liability for alternative minimum tax under the Tax Act. A Canadian Holder that is, throughout the year, a “Canadian-controlled private corporation”, as defined in the Tax Act, may be subject to an additional refundable tax on its “aggregate investment income” which is defined to include taxable capital gains.

The amount of any capital loss realized by a Canadian Holder that is a corporation on the disposition of a Subordinate Voting Share may be reduced by the amount of dividends received or deemed to be received by it on such share (or on a share for which the share has been substituted) to the extent and under the circumstances prescribed by the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns shares, directly or indirectly, through a partnership or a trust. Canadian Holders to whom these rules may apply should consult their own tax advisors.

As the Company is treated as a U.S. corporation for U.S. federal income tax purposes pursuant to section 7874 of the Code, a Canadian Holder may be subject to United States tax on a gain realized on the disposition of Subordinate Voting Shares if the Company is classified as a USRPHC under the Code. United States tax, if any, levied on any gain realized on a disposition of a Subordinate Voting Share may be eligible for a foreign tax credit under the Tax Act to the extent and under the circumstances described in the Tax Act. Generally, a foreign tax credit in respect of a tax paid to a particular foreign country is limited to the Canadian tax otherwise payable in respect of income sourced in that country. Gains realized on the disposition of a Subordinate Voting Share by a Canadian Holder may not be treated as income sourced in the United States for these purposes. Canadian Holders should consult their own tax advisors with respect to the availability of a foreign tax credit, having regard to their own particular circumstances. See also “Certain United States Income Tax Considerations”.

Non-Canadian Holders

This section of the summary applies to a Holder who, for the purposes of the Tax Act and any applicable income tax treaty or convention, and at all relevant times, is not, and is not deemed to be, resident in Canada, and does not use or hold, and is not deemed to use or hold, the Subordinate Voting Shares in the course of carrying on a business in Canada (a “Non-Canadian Holder”). This section does not apply to an insurer who carries on an insurance business in Canada and elsewhere or an “authorized foreign bank” (as defined in the Tax Act). Such Non-Canadian Holders should consult their own tax advisors.

Dividends on Subordinate Voting Shares

Dividends paid or credited or deemed to be paid or credited to a Non-Canadian Holder on the Subordinate Voting Shares will be subject to Canadian withholding tax. The Tax Act imposes withholding tax at a rate of 25% on the gross amount of the dividend, although such rate may be reduced by virtue of an applicable tax treaty. For example, under the Canada-US Treaty, where dividends on the Subordinate Voting Shares are considered to be paid to a Non-Canadian Holder that is the beneficial owner of the dividends and is a U.S. resident for the purposes of, and is entitled to all of the benefits of, the Canada-US Treaty, the applicable rate of Canadian withholding tax is generally reduced to 15%. The Company will be required to withhold the applicable withholding tax from any dividend and remit it to the Canadian government for the Non-Canadian Holder’s account.

Dispositions of Subordinate Voting Shares

A Non-Canadian Holder who disposes of or is deemed to have disposed of a Subordinate Voting Share will not be subject to income tax under the Tax Act unless the Subordinate Voting Share is, or is deemed to be, “taxable Canadian property” (as defined in the Tax Act) of the Non-Canadian Holder at the time of disposition and the Non-Canadian Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country of residence of the Non-Canadian Holder.

Generally, provided that the Subordinate Voting Shares are, at the time of disposition, listed on a “designated stock exchange” (which currently includes the CSE), the Subordinate Voting Shares will not constitute taxable Canadian property of a Non-Canadian Holder unless, at any time during the 60-month period immediately preceding the disposition the following two conditions were met: (i) 25% or more of the issued shares of any class or series of the capital stock of the Company were owned by one or any combination of (a) the Non-Canadian Holder, (b) persons with whom the Non-Canadian Holder did not deal at arm’s length (for the purposes of the Tax Act), and (c) partnerships in which the Non-Canadian Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the fair market value of such shares was derived, directly or indirectly, from one or any combination of: (a) real or immovable property situated in Canada, (b) Canadian resource property (as defined in the Tax Act), (c) timber resource property (as defined in the Tax Act) or (d) options in respect of, or interests in any of, the foregoing property, whether or not such property exists. Notwithstanding the foregoing, the Subordinate Voting Shares may otherwise be deemed to be taxable Canadian property to a Non-Canadian Holder for purposes of the Tax Act in certain circumstances. Non-Canadian Holders for whom the Subordinate Voting Shares are, or may be, taxable Canadian property should consult their own tax advisors.

In the event that a Subordinate Voting Share constitutes taxable Canadian property of a Non-Canadian Holder and any capital gain that would be realized on the disposition thereof is not exempt from tax under the Tax Act pursuant to an applicable income tax treaty or convention, the income tax consequences discussed above for Canadian Holders under “Dispositions of Subordinate Voting Shares” will generally apply to the Non-Canadian Holder. Non-Canadian Holders should consult their own tax advisor in this regard.

ELIGIBILITY FOR INVESTMENT

Based on the current provisions of the Tax Act, the Fixed Shares and the Floating Shares to be issued upon due exercise of the Existing Warrants, if issued on the date hereof, would be “qualified investments” under the Tax Act for trusts governed by a registered retirement savings plan, registered retirement income fund, tax-free savings account, registered education savings plan, registered disability savings plan (collectively referred to as “Registered Plans”) and a deferred profit sharing plan, provided that the Fixed Shares and the Floating Shares are listed on a designated stock exchange for the purposes of the Tax Act (which currently includes the CSE).

Notwithstanding that a Fixed Share or Floating Share may be a qualified investment for a Registered Plan, if the Fixed Share or Floating Share is a “prohibited investment” within the meaning of the Tax Act for the Registered Plan, the holder, annuitant or subscriber of the Registered Plan, as the case may be, will be subject to penalty taxes as set out in the Tax Act. The Fixed Shares and Floating Shares will not generally be a “prohibited investment” for a Registered Plan if the holder, annuitant or subscriber, as the case may be, (i) deals at arm’s length with the Company for the purposes of the Tax Act and (ii) does not have a “significant interest” (as defined in the Tax Act) in the Company. In addition, the Fixed Shares and Floating Shares will not be a “prohibited investment” if they are “excluded property” within the meaning of the Tax Act, for the Registered Plan.

Holders, annuitants and subscribers of Registered Plans should consult their own tax advisors with respect to whether Fixed Shares or Floating Shares to be issued upon due exercise of the Existing Warrants would be a prohibited investment having regard to their particular circumstances.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of (i) Warrants and (ii) Fixed Shares or Floating Shares that are issued upon the exercise of Warrants (“Warrant Shares”) that are applicable to U.S. Holders and certain Non-U.S. Holders (as defined below), that own Warrants or Warrant Shares. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code (“Treasury Regulations”), administrative pronouncements or practices and judicial decisions, all as of the date hereof. Future legislative, judicial, or administrative modifications, revocations, or interpretations, which may or may not be retroactive, may result in U.S. federal income tax consequences significantly different from those discussed herein. This discussion is not binding on the IRS. No ruling has been or will be sought or obtained from the IRS with respect to any of the U.S. federal tax consequences discussed herein. There can be no assurance that the IRS will not challenge any of the conclusions described herein or that a U.S. court will not sustain such a challenge. This summary assumes that the Warrants are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment), in the hands of a warrant holder at all relevant times and the Warrant Shares to be issued upon the exercise of the Warrants would be capital assets within the meaning of Section 1221 of the Code.

This summary does not address U.S. federal income tax consequences to holders subject to special rules, including holders that (i) are banks, financial institutions, or insurance companies; (ii) are regulated investment companies or real estate investment trusts; (iii) are brokers, dealers, or traders in securities or currencies; (iv) are tax-exempt organizations; (v) hold the Warrants or Warrant Shares as part of hedges, straddles, constructive sales, conversion transactions, or other integrated investments; (vi) acquire the Warrants or Warrant Shares as compensation for services or through the exercise or cancellation of employee stock options or warrants; (vii) have a functional currency other than the U.S. dollar; or (viii) are U.S. expatriates. In addition, this discussion does not address any U.S. federal estate, gift, or other non-income tax, or any state, local, or non-U.S. tax consequences of the ownership and disposition of the Warrants or Warrant Shares or the impact of the alternative minimum tax.

If an entity classified as a partnership for U.S. federal income tax purposes holds the Warrants, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of such partner and on the activities of the partner and the partnership. A person that is a partner of an entity classified as a partnership for U.S. federal income tax purposes where such entity holds the Warrants or Warrant Shares is urged to consult its tax advisor.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF WARRANTS OR WARRANT SHARES.

U.S. Holders

The discussion in this section is addressed to a holder of Warrants or Warrant Shares that is a “U.S. Holder” for U.S. federal income tax purposes. As used herein, “U.S. Holder” means a beneficial owner of Warrants or Warrant Shares that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof, including any State thereof and the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust that (a) is subject to the primary jurisdiction of a court within the United States and for which one or more U.S. persons have authority to control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Tax Classification of the Company as a U.S. Domestic Corporation

A corporation is generally considered for U.S. federal income tax purposes to be a tax resident in the jurisdiction of its organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, the Company, which is incorporated under the laws of Canada, would be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. However, Section 7874 of the Code, provides an exception to this general rule, under which a non-U.S. incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are complex and there is limited guidance regarding their application.

Under Section 7874, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, as a U.S. tax resident subject to U.S. federal income tax on its worldwide income) if each of the following three conditions are met: (i) the non-U.S. corporation, directly or indirectly, acquires substantially all of the properties held directly or indirectly by a U.S. corporation or partnership (including through the acquisition of all of the outstanding shares or interests of the U.S. corporation or partnership (including a limited liability company classified as a partnership); (ii) the non-U.S. corporation’s “expanded affiliated group” does not have “substantial business activities” in the non-U.S. corporation’s country of organization or incorporation and tax residence relative to the expanded affiliated group’s worldwide activities; and (iii) after the acquisition, the former shareholders or owners of the acquired U.S. corporation or partnership hold at least 80% (by either vote or value) of the shares of the non-U.S. acquiring corporation by reason of holding shares or interest in the U.S. acquired corporation or partnership (taking into account the receipt of the non-U.S. corporation’s shares in exchange for the U.S. corporation’s or partnership shares or interests) as determined for purposes of Section 7874 (this test is referred to as the “80% ownership test”).

For purposes of Section 7874, the Company believes that the three conditions described above have been met by reason of the RTO, and the Company has taken the position that it is treated as a U.S. domestic corporation for U.S. federal income tax purposes. A number of significant and complicated U.S. federal income tax consequences may result from such classification, and this summary does not attempt to describe all such U.S. federal income tax consequences. Section 7874 of the Code and the Treasury Regulations promulgated thereunder do not address all the possible tax consequences that arise from the Company being treated as a U.S. domestic corporation for U.S. federal income tax purposes. Accordingly, there may be additional or unforeseen U.S. federal income tax consequences to the Company that are not discussed in this summary. If the Company were to be treated as a non-U.S. corporation for U.S. federal income tax purposes, it could be subject to substantial liability for additional U.S. income taxes, including both U.S. federal corporate income tax and a branch profits tax.

Generally, the Company will be subject to U.S. federal income tax on its worldwide taxable income (regardless of whether such income is “U.S. source” or “foreign source”) and will be required to file a U.S. federal income tax return annually with the IRS. The Company is subject to tax in Canada. It is unclear how the foreign tax credit rules under the Code will operate in certain circumstances, given the treatment of the Company as a U.S. domestic corporation for U.S. federal income tax purposes and the taxation of the Company in Canada. Accordingly, it is possible that the Company will be subject to double taxation with respect to all or part of its taxable income. It is anticipated that such U.S. and Canadian tax treatment will continue indefinitely and that the Warrant Shares will be treated indefinitely as shares in a U.S. domestic corporation for U.S. federal income tax purposes, notwithstanding future transfers.

Tax Considerations for U.S. Holders

Exercise, Sale, Redemption or Expiration of Warrant

Generally, no U.S. federal income tax will be imposed upon the U.S. Holder of a Warrant upon exercise of such Warrant to acquire Warrant Shares. A U.S. Holder’s tax basis in a Warrant will generally be the amount of the purchase price that was paid for or allocated to the Warrant. Upon exercise of a Warrant, the tax basis of the Warrant Shares acquired thereby would be equal to the sum of the tax basis of the Warrant in the hands of the U.S. Holder plus the exercise price paid, and the holding period of the Warrant Shares would begin on the date following the date that the Warrant is exercised (or possibly the date of exercise) and will not include the period during which the U.S. Holder held the Warrant.

In general, if you are a U.S. Holder of a Warrant, you will recognize gain or loss upon the sale or other taxable disposition of the Warrant (provided that the Warrant Shares to be issued on the exercise of such Warrant would have been a capital asset within the meaning of Section 1221 of the Code if acquired by the U.S. Holder) in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the Warrant. If a Warrant lapses without exercise, the U.S. Holder will generally realize a capital loss equal to its tax basis in the Warrant.

Prospective U.S. Holders should consult their tax advisors regarding the tax consequences of acquiring, holding, exercising and disposing of Warrants.

Distributions

The Company does not anticipate declaring or paying dividends to holders of Warrant Shares in the foreseeable future. However, if the Company decides to make any such distributions, such distributions with respect to Warrant Shares will be taxable as dividend income when paid to the extent of the Company’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the Company’s Warrant Shares exceeds its current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in the Warrant Shares, and thereafter as a capital gain which will be a long-term capital gain if the U.S. Holder has held such stock at the time of the distribution for more than one year. Distributions on the Company’s Warrant Shares constituting dividend income paid to U.S. Holders that are U.S. corporations may qualify for the dividends received deduction, subject to various limitations. Distributions on Company’s Warrant Shares constituting dividend income paid to U.S. Holders that are individuals may qualify for the reduced rates applicable to qualified dividend income.

Sale or Redemption

A U.S. Holder will generally recognize capital gain or loss on a sale, exchange, redemption (other than a redemption that is treated as a dividend) or other disposition of the Company’s Warrant Shares equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in the shares so disposed. Such capital gain or loss will be a long-term capital gain or loss if the U.S. Holder’s holding period for the shares disposed of exceeds one year at the time of disposition. Long-term capital gains of non-corporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses by individuals and corporations is subject to limitations.

Additional Tax on Net Investment Income

Certain U.S. Holders that are individuals, estates and trusts are required to pay a 3.8 percent tax on “net investment income” (or in the case of an estate or trust, “undistributed net investment income”), which generally includes, among other things, dividends on, and capital gains from the sale or other disposition of, the stocks and securities, subject to certain limitations and exceptions. You are urged to consult your own tax advisors regarding the applicability of this additional tax to your ownership and disposition of Warrant Shares and Warrants.

Foreign Tax Credit Limitations

Because the Company is subject to tax both as a U.S. domestic corporation and as a Canadian corporation, a U.S. Holder may pay, through withholding, Canadian tax, as well as U.S. federal income tax, with respect to dividends paid on its Warrant Shares. For U.S. federal income tax purposes, a U.S. Holder may elect for any taxable year to receive either a credit or a deduction for all foreign income taxes paid by the holder during the year. Complex limitations apply to the foreign tax credit, including a general limitation that the credit cannot exceed the proportionate share of a taxpayer’s U.S. federal income tax that the taxpayer’s foreign source taxable income bears to the taxpayer’s worldwide taxable income. In applying this limitation, items of income and deduction must be classified, under complex rules, as either foreign source or U.S. source. The status of the Company as a U.S. domestic corporation for U.S. federal income tax purposes will cause dividends paid by the Company to be treated as U.S. source rather than foreign source income for this purpose. As a result, a foreign tax credit may be unavailable for any Canadian tax paid on dividends received from the Company. Similarly, to the extent a sale or disposition of Warrants or Warrant Shares by a U.S. Holder results in Canadian tax payable by the U.S. Holder (for example, because the Warrants or Warrant Shares constitute taxable Canadian property within the meaning of the Tax Act), a U.S. foreign tax credit may be unavailable to the U.S. Holder for such Canadian tax. In each case, however, the U.S. Holder may be able to take a deduction for the U.S. Holder’s Canadian tax paid, provided that the U.S. Holder has not elected to credit other foreign taxes during the same taxable year. The foreign tax credit rules are complex, and each U.S. Holder should consult its own tax advisor regarding these rules.

Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or the amount of proceeds paid in foreign currency on the sale, exchange or other taxable disposition of Warrants or Warrant Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisors.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of Warrant or Warrants Shares payable to a U.S. Holder that is not an exempt recipient, such as a corporation. Certain U.S. Holders may be subject to backup withholding with respect to the payment of dividends on Warrant Shares and to certain payments of proceeds on the sale or redemption of Warrants or Warrant Shares unless such U.S. Holders provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules.

Any amount withheld under the backup withholding rules from a payment to a U.S. Holder is allowable as a credit against such U.S. Holder’s U.S. federal income tax, which may entitle the U.S. Holder to a refund, provided that the U.S. Holder timely provides the required information to the IRS. Moreover, certain penalties may be imposed by the IRS on a U.S. Holder who is required to furnish information but does not do so in the proper manner. U.S. Holders should consult their tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.

Non-U.S. Holders

The discussion in this section is addressed to holders of Warrants and Warrant Shares that are “Non-U.S. Holders” that do not hold Warrants or Warrant Shares in connection with the conduct of a trade or business in the United States. For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of the Company’s Warrants or Warrant Shares that is neither a “U.S. Holder” nor an entity treated as a partnership for U.S. federal income tax purposes.

Tax Considerations for Non-U.S. Holders

Exercise, Sale or Redemption of Warrant

Generally, no U.S. federal income tax will be imposed upon the Non-U.S. Holder of a Warrant upon exercise of such Warrant to acquire Warrant Shares. A Non-U.S. Holder’s tax basis in a Warrant will generally be the amount of the purchase price that was allocated to the Warrant. Upon exercise of a Warrant, the tax basis of the Warrant Shares acquired thereby would be equal to the sum of the tax basis of the Warrant in the hands of the Non-U.S. Holder plus the exercise price paid, and the holding period of the Warrant Shares would begin on the date following the date that the Warrant is exercised (or possibly the date of exercise) and will not include the period during which the U.S. Holder held the Warrant.

In general, if you are a Non-U.S. Holder of a Warrant, the tax consequences of the sale or redemption of a Warrant should be the same as described below under “Non-U.S. Holders — Sale or Redemption” related to the sale or redemption of Warrant Shares.

Prospective Non-U.S. Holders should consult their tax advisors regarding the tax consequences of acquiring, holding, exercising and disposing of Warrants.

Distributions

Generally, distributions treated as dividends as described above under “U.S. Holders — Distributions” paid to a Non-U.S. Holder of the Company’s Warrant Shares will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E, or other applicable documentation, certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation for a reduced treaty rate, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Redemption

Subject to the discussions below under “Non-U.S. Holders – Information Reporting and Backup Withholding” and “Additional Withholding Tax on Payments Made to Foreign Accounts”, a Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of the Company’s Warrant Shares unless:

•	the Non-U.S. Holder is a non-resident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	Warrant Shares constitutes a U.S. real property interest, or USRPI, by reason of Company’s status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the second bullet point above, the Company believes it currently is not, and does not anticipate becoming, a USRPHC. Because the determination of whether the Company is a USRPHC depends, however, on the fair market value of Company’s USRPIs relative to the fair market value of the Company’s non-U.S. real property interests and other business assets, there can be no assurance the Company currently is not a USRPHC or will not become one in the future. Even if the Company is or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of the Company’s Warrant Shares will not be subject to U.S. federal income tax if the Warrant Shares are “regularly traded”, as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of the Warrant Shares throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on the Company’s Warrant Shares will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN or W-8BEN-E, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on the Company’s Warrant Shares paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of the Company’s Warrants or Warrant Shares within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of Warrants or Warrant Shares conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, the Company’s Warrant Shares paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners”, as defined in the Code, or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on the Company’s Warrant Shares. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of the Warrants and Warrant Shares on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in Warrants or Warrant Shares.

TRANSFER AGENT AND REGISTRAR

Our transfer agent and registrar is Odyssey Trust Company located at 835 - 409 Granville Street, Vancouver, British Columbia V6C 1T2.

LEGAL MATTERS

Certain Canadian legal matters in connection with the offering of the Securities will be passed upon on behalf of Acreage by DLA Piper (Canada) LLP. Certain legal matters in connection with the offering of the Debt Securities will be passed upon on behalf of Acreage by Foley & Lardner LLP.

EXPERTS

The following persons or companies are named as having prepared or certified a report, valuation, statement or opinion directly in this Prospectus, and whose profession or business gives authority to the report, valuation, statement or opinion made by the expert.

Marcum LLP is our independent registered public accounting firm, and audited our financial statements for the years ended December 31, 2020, 2019 and 2018 contained in our Annual Report on Form 10-K for the year ended December 31, 2020.

DOCUMENTS INCORPORATED BY REFERENCE

We incorporate by reference (i) the documents listed below, (ii) all filings made by us pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of the initial registration statement and prior to effectiveness of the registration statement, and (iii) future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02, Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, which are deemed to be furnished and not filed and therefore not incorporated by reference herein, unless specifically stated otherwise in such filings, after the date of the initial filing of this registration statement on Form S-3 to which this Prospectus relates until the termination of the offering under this Prospectus). Any statement contained in a document incorporated by reference in this Prospectus shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, any related free writing prospectus or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

(a)	our Annual Report on Form 10-K, for the year ended December 31, 2020, filed with the SEC on March 26, 2021;

(b)	our Quarterly Report on Form 10-Q, for the quarterly period ended March 31, 2021, as filed with the SEC on May 10, 2021;

(c)	our Quarterly Report on Form 10-Q, for the quarterly period ended June 30, 2021, as filed with the SEC on August 10, 2021;

(d)	our Quarterly Report on Form 10-Q, for the quarterly period ended September 30, 2021, as filed with the SEC on November 12, 2021;

(e)	our Current Reports on Form 8-K filed with the SEC on January 13, 2021, January 28, 2021, February 26, 2021, March 11, 2021, April 1, 2021, May 3, 2021, June 3, 2021, June 16, 2021,September 8, 2021, September 20, 2021, October 7, 2021 and December 22, 2021; and

(f)	the description of our Fixed Shares and Floating Shares contained in our registration statement on Form 8-A filed with the SEC on September 23, 2020, including any amendment or report filed for purposes of updating such description.

Copies of the documents incorporated by reference in this Prospectus may be obtained, at no cost, by submitting a request at the following address or phone number:

Acreage Holdings Inc.

450 Lexington Avenue, #3308

New York, New York 10163

(646) 600-9181

We also maintain a web site at http://www.acreageholdings.com through which you can obtain copies of documents that we have filed with the SEC. The contents of that site are not incorporated by reference into or otherwise a part of this Prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This Prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement. Whenever a reference is made in this Prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement. Our SEC filings and information omitted from this Prospectus but contained in the Registration Statement is available on our profile at www.sec.gov.

PROSPECTUS

ACREAGE HOLDINGS, INC.

$300,000,000

Fixed Shares

Floating Shraes

Debt Securities

Warrants

Subscription Receipts

Rights

Units

4,259,633 Class E Subordinate Voting Shares Underlying Warrants (exercisable at $4.00) Previously Issued

1,825,556 Class D Subordinate Voting Shares Underlying Warrants (exercisable at $4.00) Previously Issued

17,980 Class E Subordinate Voting Shares

7,705 Class D Subordinate Voting Shares

1,556,929 Class E Subordinate Voting Shares Underlying Warrants (exercisable at $3.15) Previously Issued

697,666 Class D Subordinate Voting Shares Underlying Warrants (exercisable at $3.01) Previously Issued

, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14- OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Amount
SEC Registration Fee	$30,720
Legal Fees and Expenses*	$60,000
Accounting Fees and Expenses*	$17,500
Printing Expenses*	$15,000
Miscellaneous Expenses*	$—
Total*	$123,220

*	Except for the SEC Registration Fee, all other amounts are estimates based on expenses incurred in connection with the filing of the registration statement. Expenses in connection with the offer and sale of securities are expected to increase depending on the securities offered.

ITEM 15 – INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Business Corporations Act (British Columbia) (the “BCBCA”) the Registrant may indemnify a director or officer, a former director or officer, or an individual who acts or acted as a director or officer of an affiliate of the Registrant, or at the Registrant’s request as a director or officer (or in a similar capacity) of another corporation or other legal entity, against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, any legal proceeding or investigative action, whether current, threatened, pending or completed, in which such individual or any of his or her heirs and personal or other legal representatives is or may be joined as a party, or is or may liable for in respect of a judgment, penalty or fine in, or expenses related to such legal proceeding or investigative action because of serving in such capacity, on condition that (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant or such other corporation or legal entity, and (ii) in the case of such a proceeding or investigative action other than a civil proceeding, the individual had reasonable grounds for believing that his or her conduct was lawful. The Registrant may also indemnify a person described above in respect of all costs, charges and expenses, including legal and other fees, actually and reasonably incurred by such person in respect of such a legal proceeding or investigative action, providing such person complies with (i) and (ii) above. The Registrant may provide indemnification in respect of such costs, charges and expenses after the final disposition of such legal proceeding or investigative action, and may pay such costs, charges and expenses as they are incurred in advance of such final disposition, provided it obtains a written undertaking that such person will repay the amounts advanced if it is ultimately determined that the individual did not comply with (i) and (ii) above. Under the BCBCA, an individual described above is entitled to indemnification from the Registrant in respect of such costs, charges and expenses after the final disposition of such legal proceeding or investigative action as a matter of right if the individual has not been reimbursed for such costs, charges and expenses and is wholly successful in the outcome of such legal proceeding or investigative action, or is substantially successful on the merits thereof, providing such individual complies with (i) and (ii) above. On application of the Registrant or an individual described above, the Supreme Court of British Columbia may order the Registrant to indemnify a person described above in respect of any liability incurred by such person in respect of such a legal proceeding or investigative action, and to pay some or all of the expenses incurred by such individual in respect of such legal proceeding or investigative action.

In accordance with the BCBCA, the Articles of the Registrant provide that the Registrant must indemnify a person named above, and such person’s heirs and legal personal representatives, against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, any legal proceeding or investigative action, whether current, threatened or completed, which such individual or any of his or her heirs and legal personal representatives is or may be joined as a party, or is or may be liable for in respect of a judgment, penalty or fine in, or costs, charges and expenses, including legal and other fees relating to such legal proceeding or investigative action, because of that person having been a director or officer of the Registrant, provided that (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant; and (ii) in the case of such a legal proceeding or investigative action other than a civil proceeding, the person had reasonable grounds for believing that his or her conduct was lawful.

A policy of directors’ and officers’ liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the Articles of the Registrant and the BCBCA.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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ITEM 16 – EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Other than contracts made in the ordinary course of business, the following are the material contracts and other material exhibits as of the date of this registration statement:

Exhibit No.	Description of Document	Schedule Form	File Number	Exhibit/Form	Filing Date	Filed or Furnished Herewith
1.1*	Form of Underwriting Agreement
3.1	Articles of Incorporation.	8-A	000-56071	3.1	9/23/2020
4.1	Form of Indenture.	S-3	333-249583	4.1	10/21/2020
4.2*	Form of Floating Shares and Fixed Shares Warrant Agreement and Warrant Certificate
4.3*	Form of Rights Agreement
4.4*	Form of Unit Agreement
4.5*	Form of Subscription Receipts
5.1	Opinion of DLA Piper (Canada) LLP.					X
5.2	Opinion of Foley & Lardner LLP					X
23.1	Consent of Marcum LLP, the Independent Registered Public Accounting Firm of Acreage Holdings, Inc.					X
23.2	Consent of DLA Piper (Canada) LLP (contained in Exhibit 5.1 hereto).					X
23.3	Consent of Foley & Lardner LLP (contained in Exhibit 5.2 hereto).					X
24.1	Power of Attorney (contained in the signature page of the Form S-3 Registration Statement filed with the Commission on February 3, 2022).					X
25**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 (with respect to the indenture).
107	Filing Fee Table					X

*	To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934, as amended of the Registrant and incorporated by reference into this registration statement.

**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

ITEM 17 – UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

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(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)       That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 3, 2022.

ACREAGE HOLDINGS, INC.

By:	/s/ Steve Goertz
Name: Steve Goertz
Title: Chief Financial Officer

The undersigned directors and officers of Acreage Holdings Inc. hereby appoint Steve Goertz and James Doherty, and each of them, as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on February 3, 2022.

Signature	Title

/s/ Peter Caldini	Chief Executive Officer (Principal Executive Officer)
Peter Caldini

/s/ Steve Goertz	Chief Financial Officer (Principal Financial and Accounting Officer)
Steve Goertz

/s/ Kevin Murphy	Director
Kevin Murphy

/s/ John Boehner	Director
John Boehner

/s/ Douglas Maine	Director
Douglas Maine

/s/ Brian Mulroney	Director
Brian Mulroney

/s/ William Van Faasen	Director
William Van Faasen

/s/ Katherine J. Bayne	Director
Katherine J. Bayne

/s/ Patricia Lopez	Director
Patricia Lopez

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